UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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La-Z-Boy Incorporated
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NOTICE OF 2026
ANNUAL MEETING & PROXY STATEMENT

La-Z-Boy®

INCORPORATED

We believe in the transformational power of comfort.

MISSION STATEMENT

La-Z-boy®

INCORPORATED

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
To Our Shareholders:
La-Z-Boy Incorporated will hold its 2026 Annual Meeting of Shareholders (the “Annual Meeting”) on Tuesday, August 25, 2026, beginning at 9:30 a.m., Eastern Daylight Time, in the Wright Room of The Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Detroit, Michigan.
Your Vote Is Important
To make sure your shares are represented, please cast your vote as soon as possible in one of the following ways:

Online www.proxyvote.com	By Phone 1-800-690-6903	By Mail Completing, dating, signing and returning your proxy card

If you attend the Annual Meeting and prefer to vote in person, you will be able to do so and your vote at the Annual Meeting will revoke any proxy you have previously submitted.
Items of Business:
•Elect the ten director nominees named in the attached Proxy Statement for an annual term until the 2027 annual meeting;
•Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2027;
•Approve, through a non-binding advisory vote, the compensation of our named executive officers as disclosed in the attached Proxy Statement; and
•Act upon such other business as may properly come before the meeting or any adjournment thereof.
Only shareholders of record at the close of business on June 26, 2026, are entitled to notice of and to vote at the Annual Meeting. Please read the attached Proxy Statement, which contains detailed information about the matters we are asking you to vote on. We recommend that you vote in accordance with the Board of Directors’ recommendations as set forth in the Proxy Statement. Your vote is very important to us. Whether or not you attend the Annual Meeting, we urge you to promptly vote and submit your proxy via a toll-free number or over the Internet, as detailed above. If you received a paper copy of the proxy card by mail, you may submit your proxy by signing, dating and mailing the proxy card in the envelope provided.
BY ORDER OF THE BOARD OF DIRECTORS
Uzma Ahmad
Vice President, Deputy General Counsel and Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on August 25, 2026
Our Proxy Statement and 2026 Annual Report are available online at http://www.proxyvote.com.

PROXY STATEMENT SUMMARY
This summary is an overview of certain information in this Proxy Statement. As this is only a summary, before you vote, please review the complete Proxy Statement and our annual report to shareholders for the fiscal year (“FY”) ended April 25, 2026 (the “2026 Annual Report”).
We will hold the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of La-Z-Boy Incorporated (the “company”) on Tuesday, August 25, 2026, beginning at 9:30 a.m., Eastern Daylight Time, in the Wright Room of The Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Detroit, Michigan.
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of La-Z-Boy Incorporated (the “Board of Directors” or “Board”) of proxies to be voted at the Annual Meeting. This Proxy Statement, Notice of 2026 Annual Meeting of Shareholders, accompanying proxy card and the 2026 Annual Report are available at http://www.proxyvote.com. This Proxy Statement has been prepared by our management and approved by the Board, and is being sent or made available to our shareholders on or about July 15, 2026.
Proposals and Voting Recommendations

Proposals		Board's Voting Recommendation

1	Elect the ten director nominees named in the Proxy Statement for a one-year term	FOR each nominee
2	Ratify the selection of our independent registered public accounting firm for FY 2027	FOR
3	Approve, through a non-binding advisory vote, the compensation of our named executive officers	FOR
Director Nominees

Nominee	Independent	Director Since	Primary (or Former) Occupation	Committees

Erika L. Alexander		2021	Former Chief Global Officer, Global Operations, Marriott International, Inc.		C	N
Matthew H. Baer		2025	CEO, Stitch Fix, Inc.			N
William C. Boor		2025	President and CEO, Cavco Industries, Inc.	A
Raza S. Haider		2023	President, Premium Consumer Audio & Chief Supply Chain Officer, Bose Corporation	A
Janet E. Kerr		2009	Professor Emeritus, Pepperdine Caruso School of Law

Mark S. LaVigne*		2023	President and CEO, Energizer Holdings, Inc.		C
Michael T. Lawton		2013	Former Executive Vice President & CFO, Domino's Pizza, Inc.	A
Rebecca L. O'Grady		2019	CEO, Ripple Foods and Former CMO International Marketing, e-Commerce & Consumer Insights, General Mills

Lauren B. Peters		2016	Former Executive Vice President & CFO, Foot Locker, Inc.

Melinda D. Whittington**		2021	Our Board Chair, President and CEO

A	Audit		Committee Chair
C	Compensation and Talent Oversight	*	Lead Director
N	Nominating and Governance	**	Chair of the Board

2026 Proxy Statement	1

Proxy Statement Summary
Corporate Governance Highlights
Our Board of Directors is committed to strong corporate governance as a driver of long-term shareholder value. More information on our key corporate governance practices can be found in this Proxy Statement as indicated below:

Key Practice	Page	Key Practice	Page
Annual election of directors; no classified Board	6	Anti-hedging and anti-pledging policies in place	23

Majority voting/director resignation policy for uncontested elections	6	Director overboarding policy in place and reviewed annually	24

9 of 10 director nominees are independent	20	Regular executive sessions of independent directors	24

Independent leadership of the Board with an independent Lead Director	20	All Board committees comprised of independent directors	25

Annual Board, committee and director self-evaluations	22	One class of stock with each share entitled to one vote	73

Strong stock ownership guidelines for directors and executive officers	23

Strategic, Financial and Operational Highlights

Our Mission
Our mission is to lead the global furnishings industry by leveraging our expertise in comfort, providing the best consumer experience, creating the highest quality products, and empowering our people to transform rooms, homes, and communities.

Our Century Vision
As we approach our centennial anniversary in 2027, in FY 2026, we remained focused on executing our Century Vision growth strategy to grow sales and market share through growth of our consumer brands, La-Z-Boy and Joybird, and expand operating margin well beyond this milestone year. The foundation of our strategic plan is to drive growth of our consumer brands by delivering the transformational power of comfort with a consumer-first approach.

DELIGHT A WIDER CONSUMER BASE with the transformational power of comfort
GROW 2X MARKET RATE Deliver double-digit operating margin over the long term

PROFITABLY GROW THE JOYBIRD BRAND
EXPAND LA-Z-BOY BRAND REACH
Leverage our connection to comfort and reinvigorate our brand with a consumer focus, expanded omni-channel presence, and digital transformation	Grow our La-Z-Boy retail business	Expand the reach of our wholesale distribution channels

ENHANCE ENTERPRISE CAPABILITIES
Deliver a human-centered employee experience	Support growth with agile, modern systems and processes	Drive cost optimization and efficiency

2	La-Z-Boy Incorporated

Proxy Statement Summary

Our FY 2026 Operational Highlights
In FY 2026, we delivered solid results with consolidated sales of $2.1 billion, an increase of 1% from the prior fiscal year, despite dampened consumer demand in the furniture industry as a result of the macroeconomic environment. This growth was led by the expansion of our Retail business.
We continued progress on our Century Vision growth strategy. Specifically, for the La-Z-Boy brand:
•Our Retail segment sales in FY 2026 grew 6% compared to the prior fiscal year, led by new stores and acquisitions. During the fiscal year, we opened 15 new company-owned La-Z-Boy stores, the largest yearly store expansion in company history, and acquired 15 independent La-Z-Boy stores, in the largest independent store acquisition in company history. We have now grown our entire La-Z-Boy store network to nearly 380 stores across North America, with over 60% company owned.
•In our Wholesale segment, we continued to expand compatible distribution with partners who value the strength of the La-Z-Boy brand. We are growing organically as we broaden our brand reach and delight and inspire even more consumers. During the year, we added 30 new dealers and 100 new stores, including new partnerships with key regional retailers.
For Joybird, our digitally native brand, we continued to optimize the brand to deliver a balance of sales growth and profitability. Joybird continued the expansion of its retail presence with the opening of three new stores in the fiscal year and the introduction of a wholesale program with select strategic partners.
During FY 2026, we also sharpened our focus on our core, vertically integrated North American upholstery operations, where we have a right to win with the consumer. This included completing the disposition of our non-core wholesale casegoods businesses and the restructuring of our U.K. manufacturing operations.
Additionally, we strengthened foundational capabilities across the company and successfully drove scale and efficiencies in our supply chain. Furthermore, we successfully completed the first year of our multi-year distribution and home delivery transformation project, which we expect will drive efficiencies and enhance our consumer experience.

Our FY 2026 Financial Results

Consolidated sales	GAAP operating margin	Adjusted operating margin
$2.1B	6.1%	7.1%
1% increase from FY 2025	30 bps decrease from FY 2025	50 bps decrease from FY 2025

GAAP Diluted EPS	Adjusted Diluted EPS	GAAP operating cash flow
$2.47	$3.04	$204.1M
5% increase from FY 2025	4% increase from FY 2025	9% increase from FY 2025
See Appendix A of this Proxy Statement for information regarding adjusted financial measures, including a reconciliation of adjusted financial measures to the most directly comparable GAAP financial measures.

Long-Term Return to Shareholders

$163.2M	$273.6M	$436.8M
5-Year Total Dividends Paid	5-Year Total Share Repurchases	Total Returned to Shareholders over 5 Years

2026 Proxy Statement	3

Proxy Statement Summary
Executive Compensation Highlights
Executive Compensation Approach
Our executive compensation program is designed to:

pay for performance	reward for total shareholder return
require significant stock ownership	provide market competitive opportunities
support business strategy	manage costs
Summary of Executive Compensation Practices

What We Do	What We Don't Do

Pay for performance – Our named executive officer (“NEO”) compensation program emphasizes variable pay over fixed pay. A majority of NEO target annual compensation is at-risk and linked to our financial and/or stock performance
Do not provide employment agreements

Establish and monitor compliance with stock ownership guidelines for executives – Our expectations for stock ownership further align our NEOs’ interests with those of our shareholders	Do not gross up excise taxes upon a change in control

Use relative total shareholder return (“rTSR”) in long-term performance-based unit awards	Do not reprice options without shareholder approval

Mitigate undue risk – We have maximum caps on potential incentive payments, a clawback policy on performance-based compensation, and regular assessments of the risk-reward balance of our compensation programs	Do not pay dividends or dividend equivalents on unearned performance-based shares or units

Appoint only independent directors to the Compensation and Talent Oversight Committee (or the “Compensation Committee”)	Do not have single trigger vesting of equity-based awards upon a change in control

The Compensation Committee engages an independent compensation consultant to assist it and the Board with executive compensation program design and review	Do not provide excessive perquisites or tax gross ups for personal aircraft use or any other perquisites

Provide severance and change-in-control arrangements that are designed to be aligned with market practices, including the use of double-trigger change-in-control severance agreements

Prohibit hedging, pledging, and short sales by executives and directors

4	La-Z-Boy Incorporated

Proxy Statement Summary
Pay for Performance
As shown below, the majority of the target total direct compensation for our chief executive officer (“CEO”) and, on average, for our other NEOs is performance-based and “at risk.”

2026 Proxy Statement	5

BOARD AND CORPORATE GOVERNANCE MATTERS
Proposal 1: Election of Directors
The Board of Directors has nominated ten director nominees to serve an annual term that will expire at the following annual meeting of shareholders. Each director will hold office until their successor has been elected and qualified or until the director’s earlier resignation or removal. Our Board currently has ten directors. Accordingly, the size of the Board will be ten directors effective as of the Annual Meeting. Proxies cannot be voted for a greater number of persons than the nominees named in this Proxy Statement. The Board has determined, upon the recommendation of the Nominating and Governance Committee, to nominate the ten individuals shown below, each of whom is currently serving as a director, for election at the Annual Meeting. In addition, the Board remains committed to seeking additional expertise and fresh perspectives to advance our strategy. The ten director nominees are:

Erika L. Alexander	Janet E. Kerr	Rebecca L. O'Grady
Matthew H. Baer	Mark S. LaVigne	Lauren B. Peters
William C. Boor	Michael T. Lawton	Melinda D. Whittington
Raza S. Haider

Each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. Mr. Boor, who was elected to our Board effective December 8, 2025 and is standing for election by shareholders for the first time at the Annual Meeting, was identified as a potential director candidate by a third-party search firm. The third-party search firm was engaged to identify possible candidates who met the Board’s qualifications and to screen such candidates. Mr. Boor was reviewed as a director candidate by our Nominating and Governance Committee, which recommended his election to the Board. If a director nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote shares subject to proxies for the substitute nominee.
In accordance with Michigan law and our bylaws, directors will be elected at the meeting by a plurality of votes cast. The ten director nominees who receive the highest number of votes will be elected, regardless of any votes that are not cast for the election of those nominees, including broker non-votes and withholding of authority. Under our Corporate Governance Guidelines, however, any director who does not receive a majority of the votes cast in an uncontested election must submit their resignation promptly following certification of the vote. Within 90 days following certification of the vote, the Board of Directors, excluding the director failing to receive a majority of the votes cast, will decide whether to accept the offered resignation and the company will promptly publicly disclose the Board’s decision. Any vacancy created by acceptance of an offered resignation could then be filled by the Board pursuant to our bylaws.

The Board recommends that you vote “FOR” the election of each of the ten Director Nominees named in this Proxy Statement.

6	La-Z-Boy Incorporated

Board and Corporate Governance Matters
Director Nominee Qualifications
The Board of Directors, acting through its Nominating and Governance Committee, seeks directors who collectively possess the experience, skills, backgrounds, and other qualifications necessary to effectively oversee our company in our current and evolving business circumstances. The Nominating and Governance Committee seeks directors with established records of significant accomplishments in business and areas relevant to our business strategies. In determining the slate of director nominees, the committee reviews the Board’s size and the experience, skills and other qualifications, and time commitments of our current directors and director nominees.
The following chart summarizes each director nominee’s key experience, skills, and other qualifications.

Skills/Qualifications	Erika Alexander	Matthew Baer	William Boor	Raza Haider	Janet Kerr	Mark LaVigne	Michael Lawton	Rebecca O’Grady	Lauren Peters	Melinda Whittington

Leadership Experience	•	•	•	•	•	•	•	•	•	•
Other Public Company Board Experience		•	•		•	•	•		•	•
Finance		•	•	•	•	•	•	•	•	•
Technology and Digital	•	•		•	•	•	•	•	•	•
Retail	•	•	•	•	•		•	•	•	•
Consumer Marketing	•	•	•	•	•	•	•	•	•	•
Global Perspective	•	•	•	•	•	•	•	•	•	•
Sourcing/Manufacturing	•	•	•	•		•	•	•	•	•
Human Capital Management	•	•	•	•		•	•	•	•	•
Risk Management	•	•	•	•	•	•	•	•	•	•

2026 Proxy Statement	7

Board and Corporate Governance Matters

Experience, Skills & Qualifications	How These Fit the Characteristics of Our Business	How These Align with Our Century Vision Strategy

Senior Leadership Experience
We believe that directors with executive leadership experience, derived from their service as executives and entrepreneurs, provide valuable insights. They have an established record of leadership and a practical understanding of complex organizations, strategy development in a rapidly changing business environment, effective risk management, and ways to maintain top-level industry performance and drive growth.
All strategic pillars

Public Company Board Experience
La-Z-Boy Incorporated is committed to the highest standards of corporate governance and ethical business conduct. We believe that directors who serve on the boards of other publicly-traded companies have a well-developed understanding of corporate governance and compliance best practices. They also share insights on enhancing board effectiveness, maintaining board independence, and driving meaningful succession planning.
All strategic pillars

Finance
La-Z-Boy Incorporated’s reputation and success are partly dependent on accurate financial reporting and robust financial oversight. Therefore, we seek to have directors who qualify as audit committee financial experts, as defined by Securities and Exchange Commission (“SEC”) rules and who are financially literate. We also seek directors with mergers and acquisitions experience to support our growth strategy.
All strategic pillars

Technology and Digital
Directors who understand digital technology, enabled e-commerce platforms, and data analytics provide critical insight as we apply new technologies and analysis to transform our business operations and enhance our customer experience. In addition, our directors’ cybersecurity experience is important to our Board’s risk management responsibilities. Experience or expertise in information technology helps us pursue and achieve our business objectives.
All strategic pillars

Retail	Directors who understand retail operations and services, including traditional and e-commerce market channels, help us to better understand our markets and the needs of our retail customers.	Expand La-Z-Boy Brand Reach & Profitably Grow Joybird Brand

Consumer Marketing	Directors with knowledge of consumer goods markets and marketing provide crucial insights as we maintain and enhance our brand, develop new and existing markets, and implement our growth strategies.	Expand La-Z-Boy Brand Reach & Profitably Grow Joybird Brand

Global Perspective
As one of the world’s leading residential furniture producers with international manufacturing and sales operations, our future success depends, in part, on how well we manage and grow our businesses outside the United States. Directors with global business or international experience provide valued perspectives on our operations.
Expand La-Z-Boy Brand Reach, Profitably Grow Joybird Brand & Enhance Enterprise Capabilities

Sourcing/Manufacturing
In our highly-competitive industry, innovation and continuous improvement in sourcing and manufacturing are key competitive advantages. Having directors who can bring insights from other industries and companies is fundamental to our success.
Enhance Enterprise Capabilities

Human Capital Management
Talent management is important at all levels of our company, but it is particularly critical with respect to succession planning for senior executives. Having directors with human capital management and talent management experience is important to ensure smooth transitions and appropriate succession planning, as well as to foster a productive and safe working environment. This expertise also covers risks and opportunities associated with corporate culture, employee engagement and belonging, all areas that are drivers of long-term shareholder value.
Enhance Enterprise Capabilities - Human-Centered Employee Experience

Risk Management	Directors with risk management experience provide critical insights as the Board oversees the company's enterprise risk management processes and the major risks facing the company.	All strategic pillars

8	La-Z-Boy Incorporated

Board and Corporate Governance Matters
Board Composition and Director Selection
Our Nominating and Governance Committee is responsible for recommending to the Board director candidates to fill current and anticipated Board vacancies. The committee identifies and evaluates potential candidates from recommendations from the committee’s own members and referrals from other Board members, management, shareholders, or other outside sources, including professional recruiting firms. Shareholders may recommend director nominees for election at an annual meeting of shareholders pursuant to the process set forth in our Corporate Governance Guidelines. All such recommendations by shareholders will be evaluated by the Nominating and Governance Committee. Shareholders may also directly nominate candidates for election as directors pursuant to the provisions of our bylaws, as described more fully on page 75 of this Proxy Statement. In evaluating proposed candidates, the committee may review their resumes, obtain references, and conduct personal interviews.
When evaluating director candidates, the Nominating and Governance Committee considers, among other factors, the Board’s current and future needs for specific skills and the candidate’s integrity, independence, leadership, substantial accomplishments, ethical reputation, ability to exercise sound judgment and provide insightful counsel to management, and ability to make the appropriate time commitment to the Board.
As stated in our Corporate Governance Guidelines, the Board expects director candidates to be highly qualified individually, and together to contribute to a Board that has a great depth of experience, expertise, and skills relevant to our business, as well as a broad range of perspectives developed by a lifetime of learning and service, cultural experiences, and other influences, to address the company’s evolving needs, as reflected by our ten director nominees. The Board also considers the tenure of directors and the overall mix of tenures represented on the Board as part of its ongoing refreshment process.

2026 Proxy Statement	9

Board and Corporate Governance Matters
Director Nominees
Set forth below is certain information concerning our director nominees. Unless otherwise indicated, the principal occupation of each director nominee has been the same for at least five years. Ages shown are as of the date of the 2026 Annual Meeting.

Erika L. Alexander

Age: 59 Director since: 2021 Committee Membership: Compensation and Talent Oversight Nominating and Governance
Executive Roles:
•Chief Global Officer, Global Operations of Marriott International, Inc., a company that operates and franchises hotels and licenses vacation ownership resorts globally (2021 – 2025)
•Chief Lodging Services Officer, The Americas of Marriott International, Inc. (2015 – 2020)
•Formerly held various other senior leadership roles with Marriott International, Inc., including for several of Marriott's largest brands
•Associate member of the Inclusion and Social Impact Committee of the Marriott International, Inc. board of directors (2020 – January 2025)
Other Leadership Roles:
•Member of the board of directors of CollegeTracks
Key Qualifications and Board Impact:
•Ms. Alexander's deep global operational experience, sustainability and human capital management expertise, and keen understanding of brands, the consumer and the dynamics associated with their ever-evolving needs qualify her to serve on our Board.
•As a Chief Global Officer with responsibility for sustainability operations and climate strategy, Ms. Alexander offers valuable experience and insights in the Board's oversight of sustainability.

	Senior Leadership Experience	Technology and Digital	Retail	Consumer Marketing

	Global Perspective	Sourcing/ Manufacturing	Human Capital Management	Risk Management

10	La-Z-Boy Incorporated

Board and Corporate Governance Matters

Matthew H. Baer

Age: 44 Director since: 2025 Committee Membership: Nominating and Governance
Executive Roles:
•Chief Executive Officer of Stitch Fix, Inc., a leading online personal styling service (2023 – present)
•Chief Customer & Digital Officer of Macy's, an omnichannel retail organization (2020 - 2023)
•Vice President eCommerce of Walmart, an omnichannel retail organization (2016 - 2020)
Public Boards:
•Other Public Company Boards: Stitch Fix, Inc., a leading online personal styling service (since 2023)
Key Qualifications and Board Impact:
•Mr. Baer's experience as CEO of a public company driving transformation and innovation in the retail space qualifies him to serve on our Board. With his operational leadership and legal background, Mr. Baer also has experience with risk management and oversight.
•With his experience in growing digital businesses and in the e-commerce channel, Mr. Baer also provides valuable insights in the Board’s oversight of the company’s technology and digital strategy.

	Senior Leadership Experience	Public Company Board Experience	Finance	Technology and Digital

	Retail	Consumer Marketing	Global Perspective	Sourcing/ Manufacturing

	Human Capital Management	Risk Management

2026 Proxy Statement	11

Board and Corporate Governance Matters

William C. Boor

Age: 60 Director since: 2025 Committee Membership: Audit
Executive Roles and Professional Certifications:
•President and Chief Executive Officer of Cavco Industries, Inc., a designer and producer of factory-built homes (2019 – present)
•Chief Executive Officer of Great Lakes Brewing Company, a large craft brewing company based in Cleveland, Ohio (2015 – 2019)
•Formerly held senior executive positions with Cleveland Cliffs Inc., including Executive Vice President for Corporate Development, Chief Strategy & Risk Officer and President of Ferroalloys (2007 – 2014)
•Formerly held key leadership roles at American Gypsum Company, Centex Corporation, Weyerhaeuser Co., and Procter & Gamble Co.
•Past Chair of the Manufactured Housing Institute, the manufactured housing industry’s national association
•Chartered Financial Analyst charterholder
Public Boards:
•Other Public Company Boards: Cavco Industries, Inc., a designer and producer of factory-built homes (since 2008)
Key Qualifications and Board Impact:
•Mr. Boor's experience as CEO of a public company that is a vertically integrated manufacturer and retailer of factory-built housing products, along with his more than 17 years of service on a public company board, qualifies him to serve on our Board. Through his public company board service, Mr. Boor has gained extensive knowledge of board governance matters.
•As the CEO of a public company with an extensive North American manufacturing footprint, Mr. Boor also provides valuable experience and expertise on global supply chain matters.

	Senior Leadership Experience	Public Company Board Experience	Finance	Retail

	Consumer Marketing	Global Perspective	Sourcing/ Manufacturing	Human Capital Management

Risk Management

12	La-Z-Boy Incorporated

Board and Corporate Governance Matters

Raza S. Haider

Age: 49 Director since: 2023 Committee Membership: Audit
Executive Roles:
•President, Premium Consumer Audio and Chief Supply Chain Officer of Bose Corporation, a global leader in audio systems (2025 – present)
•Chief Product and Supply Chain Officer of Bose Corporation (2023 – 2025)
•Chief Product Officer of Bose Corporation (2022 – 2023)
•Senior Vice President – Dell Consumer Products of Dell Technologies Inc., a technology solutions company (2018 – 2022)
•Formerly held other senior executive positions at Dell Technologies Inc. (2013 – 2018)
•Engagement Manager, McKinsey & Company, Inc., a global management consulting firm (2006 – 2012)
Key Qualifications and Board Impact:
•Mr. Haider's extensive technology, digital, and operational experience and his deep understanding of consumer needs and consumer-centric innovation qualify him to serve on our Board.
•Mr. Haider is a proven technology leader who has guided product-driven digital transformations at multibillion dollar companies in the consumer technology industry. Given his product and supply chain expertise, he offers valuable experience and insight in the Board's oversight of the company's growth strategy, innovation strategy, and operational efficiency and resiliency.

	Senior Leadership Experience	Finance	Technology and Digital	Retail

	Consumer Marketing	Global Perspective	Sourcing/ Manufacturing	Human Capital Management

Risk Management

2026 Proxy Statement	13

Board and Corporate Governance Matters

Janet E. Kerr

Age: 72 Director since: 2009 Committee Membership: Nominating and Governance (Chair)
Executive Roles and Professional Certifications:
•Vice Chancellor, Pepperdine University (2016 – 2023)
•Strategic adviser to Bloomberg BNA (2014 – 2015) after its acquisition of her technology company
•Professor (1983 – 2013) and Professor Emeritus (since 2013) of the Pepperdine Caruso School of Law
•Co-founder and former chief strategy officer of Exemplify, Inc., a technology knowledge management company, until its acquisition by Bloomberg BNA in 2014
•Founder and former executive director of the Palmer Center for Entrepreneurship and the Law at the Pepperdine Caruso School of Law
•First holder of Laure Sudreau-Rippe Endowed Chair at the Pepperdine Caruso School of Law
•A nationally recognized author, lecturer and consultant in the area of securities law compliance, environmental, social and governance issues, banking law, corporate governance, and general corporate law
•Co-founder (with HRL Laboratories, LLC) of X-Laboratories, a technology company, and founder or co-founder of several other technology companies
•Ms. Kerr has earned the CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute, the Certificate from the University of Cambridge program in Disruptive Technologies, and Certificates in Artificial Intelligence (“AI”) and Generative AI from MIT
Public Boards:
•Other Public Company Boards: AppFolio, Inc., provider of cloud-based business management software (2015 – June 2026); Tilly’s, Inc., a retailer of apparel, footwear and accessories (since 2011)
Key Qualifications and Board Impact:
•Ms. Kerr’s service on public and private company boards and her skills and experience in the practice of law and corporate governance qualify her to serve on our Board.
•As a founder or co-founder of multiple technology companies and with her certifications in cybersecurity and technology, Ms. Kerr provides valuable experience and insights in the Board's effective oversight of our cybersecurity risks.

	Senior Leadership Experience	Public Company Board Experience	Finance	Technology and Digital

	Retail	Consumer Marketing	Global Perspective	Risk Management

14	La-Z-Boy Incorporated

Board and Corporate Governance Matters

Mark S. LaVigne

Age: 55 Director since: 2023 Lead Director Committee Membership: Compensation and Talent Oversight
Executive Roles:
•President and Chief Executive Officer of Energizer Holdings, Inc., a manufacturer of primary batteries, auto care and portable lighting products (2021 – present)
•Formerly held senior executive positions at Energizer Holdings, Inc.:
•President and Chief Operating Officer (2019 – 2020)
•Executive Vice President and Chief Operating Officer (2015 – 2019)
•Vice President, General Counsel and Secretary of the former parent company of Energizer Holdings, Inc. (2012 – 2015)
•Formerly practiced law as a partner at Bryan Cave LLP (2007 – 2010)
Public Boards:
•Other Public Company Boards: Energizer Holdings, Inc., a manufacturer and marketer of primary batteries, auto care and portable lighting products (since 2021)
Key Qualifications and Board Impact:
•Mr. LaVigne’s experience as CEO of a public company that manufactures and markets a portfolio of iconic consumer brands, along with his experience on a public company board, qualifies him to serve on our Board. With his operational leadership and legal background, Mr. Lavigne also has extensive experience with risk management and oversight.
•With his leadership of digital transformation initiatives across a global enterprise and extensive experience in the e-commerce channel, Mr. LaVigne also provides valuable experience and insights in the Board’s oversight of the company’s technology and digital strategy.

	Senior Leadership Experience	Public Company Board Experience	Finance	Technology and Digital

	Consumer Marketing	Global Perspective	Sourcing/ Manufacturing	Human Capital Management

Risk Management

2026 Proxy Statement	15

Board and Corporate Governance Matters

Michael T. Lawton

Age: 67 Director since: 2013 Committee Membership: Audit
Executive Roles:
•Executive Vice President and Chief Financial Officer of Domino’s Pizza, Inc., a pizza restaurant chain (2010 – 2015)
•Formerly held senior executive positions at Domino’s Pizza, Inc.:
•Executive Vice President, Supply Chain Services (2014 – 2015)
•Interim Chief Information Officer (2011 – 2012)
•Executive Vice President of International (2004 – 2011)
•Senior Vice President Finance and Administration of International
•Formerly held various financial and general management positions with Gerber Products Company, a baby food and products company, including Vice President Finance International
Public Boards:
•Other Public Company Boards: Universal Corporation, a leading global supplier of leaf tobacco (2016 – 2025)
Key Qualifications and Board Impact:
•Mr. Lawton’s experience as CFO of a public company and senior executive of a well-known consumer brand, along with his experience on a public company board, qualify him to serve on our Board.
•As a former public company CFO and a vice president of finance international at two companies, Mr. Lawton provides valuable experience and insights in the Board's oversight of risk management and international business operations.

	Senior Leadership Experience	Public Company Board Experience	Finance	Technology and Digital

	Retail	Consumer Marketing	Global Perspective	Sourcing/ Manufacturing

	Human Capital Management	Risk Management

16	La-Z-Boy Incorporated

Board and Corporate Governance Matters

Rebecca L. O’Grady

Age: 57 Director since: 2019 Committee Membership: Compensation and Talent Oversight (Chair)
Executive Roles:
•Chief Executive Officer of Ripple Foods, a private dairy alternative product company (2025 – present)
•President of Global Häagen-Dazs and Chief Marketing Officer for International Marketing, e-Commerce & Consumer Insights of General Mills, Inc., a global food company (2014 – 2016)
•President of Yoplait USA, a division of General Mills (2009 – 2014)
•Joined General Mills in 1990, and held leadership roles in a variety of divisions and brands including Yoplait, Cheerios, Progresso and Betty Crocker
Other Leadership Roles:
•Director of Ripple Foods, a private dairy alternative product company
•Director of Tropicale Foods, Inc., a private manufacturer and distributor of frozen novelty products
•Director of HALO Branded Solutions, Inc., a private promotional marketing products company
Key Qualifications and Board Impact:
•As a former chief marketing officer, Ms. O’Grady’s consumer marketing expertise and e-commerce experience with well-known consumer brands and global retailers qualifies her to serve on our Board.
•As the CEO of a private company and with over 25 years of prior experience leading domestic and global businesses for General Mills, Inc., Ms. O'Grady provides valuable insight in the Board's oversight of risk management, human capital management and international operations.

	Senior Leadership Experience	Finance	Technology and Digital	Retail

	Consumer Marketing	Global Perspective	Sourcing/ Manufacturing	Human Capital Management

Risk Management

2026 Proxy Statement	17

Board and Corporate Governance Matters

Lauren B. Peters

Age: 65 Director since: 2016 Committee Membership: Audit (Chair)
Executive Roles and Professional Certifications:
•Executive Vice President and Chief Financial Officer of Foot Locker, Inc., an omni-channel footwear retailer operating and franchising stores globally under a portfolio of brands (2011 – 2021)
•Senior Vice President of Strategic Planning of Foot Locker, Inc. (2002 – 2011)
•Formerly held various other senior financial leadership roles at Foot Locker, Inc. and Robinsons-May, a division of May Department Stores
•Former Audit Manager with Arthur Andersen & Company
•Licensed Certified Public Accountant
•Ms. Peters has earned the CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute
Public Boards:
•Other Public Company Boards: Allegion plc, a global provider of security products and solutions (a director since 2021 and the non-executive chair since 2024); Victoria’s Secret & Co., a global intimates and beauty brand and omni-channel retailer (since 2021)
Other Leadership Roles:
•Board trustee (since 2023), chair of patron experience and marketing committee, and member of finance committee of the Katharine Hepburn Cultural Arts Center
Key Qualifications and Board Impact:
•Ms. Peters’ extensive financial and strategic planning experience with consumer-facing, fashion-oriented omni-channel and global retailers and her service on multiple public company boards qualify her to serve on our Board.
•With over 30 years of experience in the retail industry, leading large financial organizations of public companies, Ms. Peters provides valuable experience and insights in the Board's oversight of the company's growth strategy and financial and other risk management.

	Senior Leadership Experience	Public Company Board Experience	Finance	Technology and Digital

	Retail	Consumer Marketing	Global Perspective	Sourcing/ Manufacturing

	Human Capital Management	Risk Management

18	La-Z-Boy Incorporated

Board and Corporate Governance Matters

Melinda D. Whittington

Age: 59 Director since: 2021 Chair of the Board Committee Membership: None
Executive Roles:
•Our Board Chair (2024 – present) and President and Chief Executive Officer (2021 – present)
•Our former Senior Vice President and Chief Financial Officer (2018 – 2021)
•Chief Financial Officer of Allscripts Healthcare Solutions, Inc., a publicly traded healthcare information technology solutions company (2016 – 2017)
•Senior Vice President, Corporate Controller and Chief Accounting Officer of Kraft Foods Group, Inc. (now The Kraft Heinz Company), a consumer packaged food and beverage company (February 2015 – October 2015)
•Formerly held various finance positions of increasing responsibility with Kraft Foods Group, Inc. and The Procter & Gamble Company, a multinational consumer goods corporation, including expatriate assignments in Belgium and Costa Rica.
Public Boards:
•Other Public Company Boards: Best Buy Co., Inc., a consumer electronics retailer (since 2023)
Other Leadership Roles:
•Member of the board of directors of the American Home Furnishings Alliance
•Member of the board of directors of the American Home Furnishings Hall of Fame
•Member of the board of Business Leaders for Michigan
•Member of the board of directors of the YMCA of Monroe, Michigan
•Member of the Ohio State University Fisher College of Business Dean’s Advisory Council
Key Qualifications and Board Impact:
•Ms. Whittington's over 30 years of leadership experience at multiple public companies, including extensive consumer products expertise and proven capability in operational and financial matters, her significant risk management and human capital management experience, and her international perspective qualify her to serve on our Board.
•Serving as our CEO, previously as our Chief Financial Officer and in various industry-wide leadership roles, Ms. Whittington provides valuable experience and insights on the business and financial performance of the company and on industry trends and transformation in the Board's oversight of the company's strategy and performance.

	Senior Leadership Experience	Public Company Board Experience	Finance	Technology and Digital

	Retail	Consumer Marketing	Global Perspective	Sourcing/ Manufacturing

	Human Capital Management	Risk Management

2026 Proxy Statement	19

Board and Corporate Governance Matters
Corporate Governance
Overview
Our Board of Directors is committed to good governance practices that advance the company’s strategic growth plans and enhance shareholder value over the long term, while also considering the interests of other stakeholders, including our employees, customers, vendors, and the communities we impact.
The Board oversees the company’s performance, including its strategic direction and critical corporate policies that have the greatest impact on our operations. In exercising its oversight responsibility, the Board evaluates the performance of our President and CEO and monitors our strategic plan, our performance against the plan, and management’s assessment and remediation of the company’s risks. As part of the strategic planning process, the Board reviews the company’s capital allocation plan and its investment in product development, information technology, and employee development, with a focus on promoting the company’s long-term growth. The Board regularly reviews our governance practices and processes to ensure they remain effective, making changes when appropriate. It also monitors the company’s culture to encourage a focus on sustainable growth and to ensure we maintain the highest levels of ethics and integrity, especially with respect to our financial statements and disclosures.
Director Independence
Our Board strongly supports the requirement for director independence. Consistent with the New York Stock Exchange (“NYSE”) listing standards, our Corporate Governance Guidelines require that a substantial majority of our directors be independent, and we limit membership on each of our Board committees to independent directors. Our Board annually reviews and determines if any director has a material relationship with our company, our management, or our other directors that would impede the director’s independence. Applying the NYSE listing standards and our Corporate Governance Guidelines, our Board has determined that each of our current directors, other than Ms. Whittington, is independent, that is: Ms. Alexander, Mr. Baer, Mr. Boor, Mr. Haider, Ms. Kerr, Mr. LaVigne, Mr. Lawton, Ms. O'Grady, and Ms. Peters are each independent. Ms. Whittington, our Board Chair, President and CEO, does not serve on any Board committees. In addition, Sarah M. Gallagher and James P. Hackett, who each served on the Board for a portion of FY 2026, were deemed independent.
Leadership Structure
Our Board evaluates, from time to time as appropriate, our leadership structure and whether to combine or separate the roles of Chair of the Board and CEO, in light of all relevant facts and circumstances. Based on the relevant facts and circumstances, including the demands of our internal business plans and the external business environment, the Board determines the leadership structure it considers to be in the best interests of the company and our shareholders at that time. Since 2024, Melinda Whittington, our President and CEO, has served as Chair of the Board, with an independent director serving as our Lead Director. Mr. LaVigne has served as the Lead Director since December 10, 2025. The Lead Director charter adopted by the Board outlines the duties of the Lead Director, including serving as the principal liaison between the independent directors and the Chair of the Board, establishing Board meeting agendas in collaboration with the Chair of the Board and the various committee chairs, recommending matters for the Board and committees to consider, advising the Chair of the Board as to the quality, quantity and timeliness of the information submitted to the directors, approving meeting schedules, and calling and presiding at meetings or executive sessions of the independent directors during Board meetings.
Our bylaws and Corporate Governance Guidelines provide that the Chair of the Board establishes in collaboration with the Lead Director, and taking into account input from other directors and management, the agendas for, and presides at, all meetings of the shareholders and of the Board.

20	La-Z-Boy Incorporated

Board and Corporate Governance Matters
Board Risk Oversight
Our Board is responsible for risk oversight and our management is responsible for the day-to-day assessment, monitoring and mitigation of the company’s risks.
Board Oversight
To ensure vigilant monitoring of risks, the Board believes that it is important to maintain direct oversight of our enterprise risk management process and significant risks, including: cybersecurity risks; strategic and operational risks; reputational, brand and legal risks; and environmental and sustainability risks. Our Board encourages open communication and appropriate escalation of risk reporting throughout the enterprise. The Board annually reviews management’s enterprise risk management process, which is designed to provide visibility to the Board on significant risks and risk mitigation strategies. In conjunction with the Board’s strategic plan review, management identifies risks directly related to the strategic plan, as well as new and emerging risks.
Board oversight of enterprise risk management process. The company’s enterprise risk management process engages key business and functional leaders to identify the major risks that the company faces. In addition to assessing major risks, management identifies ways to mitigate and monitor such risks. At least annually, the company’s executive leadership reviews with the full Board the major risks identified in the enterprise risk management process, as well as the steps identified to mitigate such risks. Each of the business and functional leaders responsible for the management of these identified risks also regularly discuss with the Board changes in assessment of those risks and mitigation plans.
Board oversight of cybersecurity and information security risks. With respect to cybersecurity risks, the company's Chief Information Officer (“CIO”) reports directly to the Board, at least twice a year, on cybersecurity risks and strategy, including the evolving risks and use of AI, and attends Board meetings to be available to discuss cybersecurity matters with the Board. Oversight of the information security program at the Board level sits with the Audit Committee. The CIO and the Company’s Chief Information Security Officer report to the Audit Committee on risks and internal controls related to cybersecurity and information technology and systems at least annually and attend quarterly Committee meetings to be available to discuss such matters with the Audit Committee.
Board oversight of environmental and sustainability risks. As part of its oversight of environmental and sustainability risks, the Board has a direct role in shaping the company’s sustainability roadmap and goals. Our Senior Director of Global Product Compliance and Sustainability regularly reports on environmental and sustainability progress and risks to the Board and our Vice President, General Counsel and Chief Compliance Officer regularly reports to the Board and Audit Committee on related compliance matters and risks. In addition, the Audit Committee oversees legislative and regulatory developments related to the disclosure of climate-related risks.
Committee Oversight
The Board has delegated to the appropriate standing committees the oversight of certain risks within their respective areas of responsibility. The Nominating and Governance Committee ensures that all risks, including any emerging risks, are monitored by the Board or the appropriate standing committee. Each committee regularly reviews and reports to the Board on its respective risk categories. Throughout the year, our Board and Board committees review and discuss the various risks confronting the company, paying special attention to new operating and strategic initiatives.
Compensation and Human Capital Management Risks
The Compensation Committee, with assistance from its independent compensation consultant, conducted a review of the risks arising from the company’s compensation policies and practices for employees, including executives. Based on such review, the Compensation Committee concluded that these risks are not reasonably likely to have a material adverse effect on the company. In addition, the company's Chief Human Resources Officer reports to the Compensation Committee on human capital management matters and risks.

2026 Proxy Statement	21

Board and Corporate Governance Matters
Board Refreshment and Tenure
Our Nominating and Governance Committee believes in the benefits of refreshing the Board on an ongoing basis through the nomination and election of new directors who can bring new ideas, perspectives and skills to the boardroom. In selecting director nominees, the Nominating and Governance Committee weighs the need for both director refreshment and institutional memory, and considers the tenure of directors and the overall mix of tenures represented on the Board as part of its holistic assessment of Board composition. It believes that the appropriate mix of varied levels of tenure and experience can help to mitigate risk. The Nominating and Governance Committee will consider candidates suggested by our shareholders and will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates.
Our Nominating and Governance Committee seeks to achieve a balance in director tenure through appropriate and deliberate Board refreshment and does not believe that it is appropriate at this time to set absolute term limits on the length of a director’s service. Under our Corporate Governance Guidelines, directors normally will not stand for re-election after reaching age 73, although the Board reserves the right to nominate candidates age 73 or older when the Board determines that doing so is in the best interests of the company and its shareholders. The Board believes that Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operation and future of the company based on their experience with, and understanding of, our history, policies and objectives. The average tenure (through their current term of service) is 6.8 years for the non-employee directors and 6.7 years for all members of our Board.
Succession Planning
Our Board engages in an effective planning process to identify, evaluate and select potential successors to the CEO and other members of executive management. The CEO and the Chief Human Resources Officer provide regular updates to the Board on significant changes in key personnel and, at least annually, the Chief Human Resources Officer reviews with the Board executive management succession planning. Each director has complete and open access to any member of management. The senior members of management are invited regularly to make presentations at Board and committee meetings and meet with directors in informal settings to allow the directors to form a more complete understanding of each executive’s skills and character. The Board periodically reviews and revises, as necessary, the company’s emergency management succession plan, which details the actions to be taken by specific individuals in the event the CEO is suddenly unavailable.
Board Self-Evaluation Process
As required by our Corporate Governance Guidelines, annually, the Board conducts a self-evaluation of its performance and effectiveness. In addition, each of the standing committees of the Board conducts an annual self-evaluation of its performance and effectiveness and discusses the results of such assessment with the Board. Finally, the Chair of the Board or Lead Director, as applicable, conducts individual performance evaluation discussions with each non-employee director. The purpose of the self-evaluation process is to identify ways in which to enhance the effectiveness of the Board’s and committees’ oversight of the company’s business and financial performance and its corporate governance. As part of the self-evaluation process, each director completes written questionnaires developed by the Nominating and Governance Committee to provide feedback on the effectiveness of the Board, including the performance of the Chair of the Board (and Lead Director, if applicable). Given the Board's commitment to the creation of long-term shareholder value, the Board self-evaluation questionnaire begins with the topic of shareholder value creation. The Board self-evaluation questionnaire also covers the following topics, among others: the company's strategic plan; management performance and succession planning; oversight of risk management, employee belonging efforts, the ethics and compliance program, sustainability efforts, and cybersecurity and information security; and the Board's composition, structure, and effectiveness.

22	La-Z-Boy Incorporated

Board and Corporate Governance Matters
Related Person Transactions
Our Code of Conduct, which applies to all of our employees, executive officers and directors, requires that any potential conflict of interest be either avoided or fully disclosed. Each year, we require our directors and executive officers to disclose any transactions between them or their immediate family members and the company that involve amounts in excess of $120,000. Pursuant to our related person transactions policy, the Audit Committee reviews any reported transactions related to directors or executive officers, or shareholders owning more than 5% of our common stock, and takes appropriate action. Since the beginning of FY 2026, there have been no related person transactions requiring disclosure pursuant to Item 404 of Regulation S-K.
Stock Ownership Guidelines
We encourage significant stock ownership by the Chair of the Board, non-employee directors, and executive management to align the interests of our leadership with those of our shareholders. We have established stock ownership guidelines that require each non-employee director to own La-Z-Boy Incorporated equity equal in value to a multiple of their annual cash retainer. Our CEO and the other NEOs are required to own La-Z-Boy Incorporated equity equal in value to a multiple of their respective base salary.
Current stock ownership guideline values for the Chair of the Board, non-employee directors, and the NEOs are as follows:

Guideline Value (Multiple of Salary or Annual Cash Retainer)

Chair of the Board	5x
Non-employee directors	5x
President and CEO	5x
Other NEOs	3x
In determining compliance with the guidelines, we include shares owned directly, shares held in a family trust or qualified retirement program, performance-based shares/units contingently earned in completed performance periods but not yet paid, and time-based restricted stock/stock unit awards. However, we do not include stock options (whether vested or unvested) or unearned performance-based shares/units in determining compliance with the guidelines.
Non-employee directors and NEOs are required to meet this ownership level by the conclusion of a five-year period that begins in the first full calendar year after they become subject to the guidelines or an increase in the guidelines. As of April 25, 2026, all our non-employee directors who have served on the Board for five or more years held sufficient equity of our company to satisfy the stock ownership guidelines. As of April 25, 2026, all our NEOs either held sufficient equity of our company to satisfy the stock ownership guidelines or were within the five-year transition period.
Insider Trading Policy; Prohibition on Hedging and Pledging
We have adopted an Insider Trading Policy that governs the purchase, sale, and/or other dispositions of the company’s securities by directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the company. We prohibit directors, officers, and employees from hedging or pledging our shares or engaging in short-term speculative trading, including short sales, trading in puts and calls, and buying on margin. It is also our policy that the company will not trade in company securities in violation of applicable securities laws or stock exchange listing standards.

2026 Proxy Statement	23

Board and Corporate Governance Matters
Meetings and Attendance; Overboarding Policy
Our Board met six times during FY 2026. At every Board meeting, the non-employee directors met in executive session, chaired by the Lead Director, in each case, without management present. During FY 2026, each of our directors attended at least 75% of the meetings of the Board and committees on which the director served during such director’s period of service. All of the directors who were on the Board at the time attended the 2025 annual meeting of shareholders, and consistent with the policy set forth in our Corporate Governance Guidelines, we expect all continuing directors to participate in the Annual Meeting.
Our Corporate Governance Guidelines provide that directors who also serve as NEOs (or in equivalent positions) of public companies should not serve on more than one board of a public company in addition to the company’s Board, unless approved by the Nominating and Governance Committee. The Lead Director shall not serve on more than two boards of public companies in addition to the company’s Board, unless approved by the Nominating and Governance Committee. Other directors should not serve on more than three boards of public companies in addition to the company’s Board, unless approved by the Nominating and Governance Committee. Directors serving on the company’s Audit Committee shall not serve on more than two audit committees of public companies in addition to the company’s Audit Committee, unless approved by the Nominating and Governance Committee. The Corporate Governance Guidelines and Nominating and Governance Committee charter also require that the Nominating and Governance Committee review the overboarding policy at least annually and recommend any proposed changes to the Board for approval. In addition, the Nominating and Governance Committee monitors the compliance of each director with such overboarding policy.
Corporate Governance Guidelines and Code of Conduct
The company has adopted a Code of Conduct that applies to all our employees, executive officers and directors. Our Corporate Governance Guidelines, Code of Conduct, and Board committee charters, as well as other key governance documents, can be found on our website at https://ir.la-z-boy.com, under “Governance.”
Sustainability
Our unrelenting commitment to producing high-quality, comfortable furniture has been a fundamental part of how our company has operated since our founding. We are committed to doing what is right for our consumers, employees, shareholders, and communities. Sustainability is infused into our corporate strategy and operations as a core business principle, bolstered by our human-centered approach and intentional supply chain management practices to leave a positive impact on people, communities, and the planet.
Consistent with our values and our longstanding commitment to social responsibility, we strive to provide our shareholders with important information about our sustainability-related governance and performance. In an effort to provide comparable information, we have adopted a framework through which we can hold ourselves accountable for the environmental and social impact of our business operations using the Sustainability Accounting Standards Board (SASB) Building Products and Furnishings Standard. We also reference the Task Force on Climate-Related Financial Disclosures (TCFD) framework to guide our assessment and communication of sustainability-related risks and opportunities, governance, strategy, risk management, and metrics, supporting greater transparency and consistency in our reporting. We publish an annual La-Z-Boy Incorporated Impact Report. We invite you to visit our website at https://ir.la-z-boy.com under “Sustainability” to read our report to learn more about our sustainability initiatives and impact.
Shareholder Engagement
We are committed to transparent and active engagement with our shareholders to both share our perspectives and obtain valuable insight and feedback from shareholders on matters of mutual interest. Our shareholder engagement is a year-round process that may involve the Chair of the Board, Lead Director (if applicable), executive management, and members of our investor relations, corporate governance, sustainability, and executive compensation teams. Throughout the year, we meet with institutional investors and analysts to inform and share our perspectives and to solicit their feedback on our performance. This includes participation in investor and industry conferences and other group and one-on-one meetings throughout the year. We also engage with the corporate governance teams of our major shareholders, through conference calls that occur during and outside of the proxy season. In FY 2026, we invited select shareholders representing over 63% of the company's outstanding common stock to engage with the Lead Director and certain members of management on various strategic and other matters, including company strategy and performance, Board characteristics and

24	La-Z-Boy Incorporated

Board and Corporate Governance Matters
refreshment, executive compensation, human capital management, sustainability, and corporate governance practices. Feedback the company receives from shareholders is regularly reported to the Board and its committees, as appropriate, and informs the Board’s deliberations on the company’s strategy, operations, governance practices, executive compensation program, and oversight of sustainability initiatives. For further discussion of our shareholder engagement on executive compensation matters, please see Say-on-Pay Vote and Shareholder Engagement on page 38.
Communication with Directors
Interested parties, including shareholders, may communicate with, or provide recommendations to, our Board, the Chair of the Board or Lead Director (if applicable), or other specified members or committees of the Board by sending correspondence to our Corporate Secretary at La-Z-Boy Incorporated, One La-Z-Boy Drive, Monroe, MI 48162, and specifying in such correspondence the intended recipient or recipients of the communication or recommendation. The Corporate Secretary reviews and compiles all communications received, provides a summary of any lengthy or repetitive communications, and forwards them to the specified recipient director or directors. The complete communication is provided when requested by the relevant director, directors or committee.
Committees of the Board
We have three standing committees of the Board: the Audit, Compensation and Talent Oversight, and Nominating and Governance Committees. Each committee is composed of only independent directors. Each committee operates under a charter (which can be found at https://ir.la-z-boy.com, under “Governance”) and has the ability to engage independent consultants and advisors at the company’s expense to assist the committee in fulfilling its duties. Mr. LaVigne, our Lead Director, serves on the Compensation and Talent Oversight Committee and generally attends the meetings of the other committees. The current membership and Chair of each of the committees are shown in the table below.

Name	Audit	Compensation and Talent Oversight	Nominating and Governance

Erika L. Alexander
Matthew H. Baer
William C. Boor
Raza S. Haider
Janet E. Kerr			(Chair)
Mark S. LaVigne (Lead Director)
Michael T. Lawton
Rebecca L. O'Grady		(Chair)
Lauren B. Peters	(Chair)
Melinda D. Whittington (Chair of the Board)

2026 Proxy Statement	25

Board and Corporate Governance Matters

Audit Committee
CHAIR:
Lauren B. Peters
MEMBERS:
William C. Boor
Raza S. Haider
Michael T. Lawton
INDEPENDENCE:
Each member of the committee is independent and financially literate
AUDIT COMMITTEE FINANCIAL EXPERT:
Ms. Peters, Mr. Boor, and Mr. Lawton are “audit committee financial experts,” as defined by the SEC

KEY RISK OVERSIGHT AND OTHER DUTIES:
•Financial reporting process
•Ethics and compliance-related matters
•Legal and regulatory compliance matters
•Effectiveness of our internal and external audit functions
•Selection, compensation and oversight of our independent registered public accounting firm
•Risks and internal controls related to information technology and systems, cybersecurity and data privacy
•Legislative and regulatory developments related to disclosure of risks, including climate-related risks
OVERVIEW:
The Audit Committee monitors each of the items above and as to the independence of the company’s independent registered public accounting firm, annually requests and reviews the firm’s written statement of relationships with the company and reviews and pre-approves our use of the firm for permitted non-audit work. The committee reviews the adequacy of staffing assigned to our audit and ensures the lead partner is rotated appropriately. The committee discusses with management and our independent registered public accounting firm the adequacy and effectiveness of our internal controls.
REPORT:
The Audit Committee Report is set forth beginning on page 30 of this Proxy Statement.

10 MEETINGS HELD DURING FY 2026

Compensation and Talent Oversight Committee
CHAIR:
Rebecca L. O'Grady
MEMBERS:
Erika L. Alexander
Mark S. LaVigne
INDEPENDENCE:
Each member of the committee is independent; each is a “non-employee director” under the Securities Exchange Act of 1934, as amended

KEY RISK OVERSIGHT AND OTHER DUTIES:
•Compensation of executive officers
•Executive and senior management incentive compensation program
•Non-employee director equity and cash compensation program
•In conjunction with the other independent members of the Board, evaluating the CEO’s performance
•The company’s clawback and recoupment policies
•Human capital management, including succession planning, talent management, employee engagement, and belonging
OVERVIEW:
The Compensation and Talent Oversight Committee monitors each of the items above and also receives advice on executive compensation matters from outside compensation advisors. Each year, the committee reviews and discusses the independence of its independent compensation advisors and has determined that its independent compensation consultant, Frederic W. Cook & Co., Inc., is independent and that their work for the committee does not raise any conflicts of interest.
REPORT:
The Compensation and Talent Oversight Committee Report is set forth on page 32 of this Proxy Statement.

5 MEETINGS HELD DURING FY 2026

26	La-Z-Boy Incorporated

Board and Corporate Governance Matters

Nominating and Governance Committee CHAIR: Janet E. Kerr MEMBERS: Erika L. Alexander Matthew H. Baer INDEPENDENCE: Each member of the committee is independent
KEY RISK OVERSIGHT AND OTHER DUTIES:
•Board governance practices
•Identification and evaluation of director candidates
•In conjunction with the Board, enterprise risk management process
•Company's governance structure and processes
•Board and committee evaluation process
OVERVIEW:
The Nominating and Governance Committee makes recommendations on general corporate governance issues, including the size, structure, and composition of the Board and its committees. The committee also assists the Board in ensuring that all risks are monitored by the Board or the appropriate standing committee. See “Risk Oversight” above for further discussion of our risk oversight process.

7 MEETINGS HELD DURING FY 2026

Director Compensation
Only our non-employee directors are compensated for service on the Board. Non-employee director compensation is determined by the Board, after considering the recommendation of the Compensation Committee. In February 2025, the Compensation Committee requested that its independent compensation consultant, Frederic W. Cook & Co., Inc., provide an independent assessment of the director compensation program to evaluate its continued alignment with peer companies and sound governance practices. Based on such assessment and the recommendation of the Compensation Committee, the Board did not approve any changes to director compensation for FY 2026.
For FY 2026, the compensation for our non-employee directors was a combination of cash and an equity grant of restricted stock units (“RSUs”), as shown below.
Lead Director Retainer: For the Lead Director, an additional annual cash retainer of $30,000 (in addition to the annual cash retainer payable to all non-employee directors).
Annual Cash Retainer: For each non-employee director, an annual cash retainer of $105,000.
Committee Chair Cash Retainers: For the Chairs of our Audit, Compensation and Talent Oversight, and Nominating and Governance Committees, an additional cash retainer of $20,000, $15,000, and $15,000, respectively.
Equity Grant (RSUs): Following their election at our 2025 Annual Meeting, on August 28, 2025, we granted each non-employee director 3,653 RSUs with a grant date fair value of $135,014.88. Mr. Boor, who joined our Board on December 8, 2025, received a prorated annual equity grant of 2,448 RSUs on January 15, 2026. Each RSU is equivalent in value to one share of our common stock. The RSUs do not include voting rights. With respect to the RSUs granted in FY 2026, (1) we award dividend equivalents on RSUs at the same time and in the same amount as dividends declared on our common stock but they are not paid in cash until the RSUs vest, and (2) the RSUs vest and are settled, in shares only, on the one-year anniversary of the grant date.

2026 Proxy Statement	27

Board and Corporate Governance Matters
Miscellaneous: We reimburse directors for their cost of travel, lodging, and related reasonable expenses incurred in the performance of their duties, including for participation in director education programs. We provide membership in the National Association of Corporate Directors for each director. Each director is eligible to purchase our products from us at a discount.
FY 2026 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	RSU Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Erika L. Alexander	105,000	135,015	5,627	245,642
Matthew H. Baer	105,000	135,015	4,760	244,775
William C. Boor	41,943	96,182	592	138,717
Sarah M. Gallagher(4)	33,668	0	4,116	37,784
James P. Hackett(4)	33,668	0	976	34,644
Raza S. Haider	105,000	135,015	3,375	243,390
Janet E. Kerr	120,000	135,015	61,272	316,287
Mark S. LaVigne	116,821	135,015	3,375	255,211
Michael T. Lawton	127,500	135,015	29,395	291,910
Rebecca L. O'Grady	120,000	135,015	12,073	267,088
Lauren B. Peters	125,000	135,015	20,664	280,679
(1)Includes annual cash retainer, Lead Director retainer, and committee Chair cash retainers, as applicable. For Mr. Boor, Ms. Gallagher, and Mr. Hackett, the amount of the annual cash retainer was prorated to reflect their period of service during the year. For Mr. LaVigne, the Lead Director cash retainer was prorated to reflect the transition in that position effective as of December 10, 2025.
(2)The amounts reported in this column represent the grant date fair value of RSUs granted in FY 2026, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on the closing stock price as of the date of grant. As of April 25, 2026, each individual serving as a non-employee director during FY 2026 held RSUs that settle in shares of common stock as follows: Ms. Alexander – 6,090 units; Mr. Baer – 3,653 units; Mr. Boor – 2,448 units; Ms. Gallagher – 0 units; Mr. Hackett – 0 units; Mr. Haider – 3,653 units; Ms. Kerr – 53,385 units; Mr. LaVigne – 3,653 units; Mr. Lawton – 31,813 units; Ms. O'Grady – 13,066 units; and Ms. Peters – 22,364 units. As of such date, our non-employee directors also held RSUs settleable in cash as follows: Ms. Kerr – 12,927 units.
(3)Reflects payment (or with respect to RSUs granted after August 30, 2022, accrual) of dividend equivalents on RSUs at the time and in the amount that dividends were declared on shares of our common stock.
(4)Ms. Gallagher and Mr. Hackett did not stand for re-election at, and left the Board as of, the 2025 Annual Meeting.

28	La-Z-Boy Incorporated

AUDIT MATTERS
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal Year 2027
The Audit Committee selects the company’s independent registered public accounting firm and manages all aspects of the relationship, including the firm’s compensation, retention, replacement, and scope of work. The Audit Committee conducts an annual evaluation of the independent registered public accounting firm’s qualifications, performance, and independence. In accordance with SEC rules, the lead partner overseeing the company's independent audit engagement rotates every five years and the Audit Committee and its Chair are directly involved in the company's selection of the lead engagement partner. Such lead partner rotation occurred in the beginning of FY 2026 following completion of the audit of the company’s financial statements for the fiscal year ended April 26, 2025.
The Audit Committee has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the company’s independent registered public accounting firm (“independent auditor”) for FY 2027. PricewaterhouseCoopers acted as our independent auditor for FY 2026 and has served as the company’s independent auditor since 1968. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers as the company’s independent auditor is in the best interests of the company and its shareholders. Representatives of PricewaterhouseCoopers will be available at the Annual Meeting to answer questions and will have the opportunity to make a statement.
We ask you to ratify the selection of PricewaterhouseCoopers as our independent auditor. Although ratification is not required by our bylaws or otherwise, the Board and the Audit Committee submit the selection of PricewaterhouseCoopers to you for ratification as a matter of good corporate practice. The Audit Committee may reconsider the selection if it is not ratified. In addition, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.
Our management will present the following resolution at the Annual Meeting:
RESOLVED, the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for La-Z-Boy Incorporated for fiscal year 2027 is ratified.

The Board and the Audit Committee recommend that you vote “FOR” Proposal 2.

2026 Proxy Statement	29

Audit Matters
Audit Committee Report
In accordance with the charter adopted by the Board, the Audit Committee assists the Board of Directors in overseeing our financial reporting process, internal controls and procedures, and compliance with legal and regulatory requirements. Management is responsible for the company’s financial reporting process and related internal controls, while the independent registered public accounting firm is responsible for independently auditing the company’s financial statements and internal controls in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”). The current Audit Committee charter, which provides more information regarding the committee’s responsibilities and processes, is available on the La‑Z‑Boy Incorporated website at https://ir.la-z-boy.com, under “Governance.”
The Audit Committee selects the company’s independent registered public accounting firm and manages all aspects of the relationship, including the firm’s compensation, retention, replacement, and scope of work. In selecting PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for FY 2027, the committee evaluated the firm’s independence, including reviewing the written disclosures and letter from PricewaterhouseCoopers LLP required by the PCAOB, and discussed with PricewaterhouseCoopers LLP its independence. The committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The committee also considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the company is compatible with the firm’s independence. The committee determined that PricewaterhouseCoopers LLP is independent of the company and management.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP the company’s audited financial statements for the fiscal year ended April 25, 2026. The Audit Committee met ten times during FY 2026. The committee regularly meets with the senior members of the company’s financial management team and the company’s independent registered public accounting firm. The committee selectively met with key managers of the company to review or discuss potential financial risks related to the company. The committee also regularly met in executive sessions, in separate private sessions with PricewaterhouseCoopers LLP, the key members of the senior management team, and the internal audit team. At these meetings, the committee discussed the company’s financial estimates and judgments, internal controls over financial reporting, accounting principles, and regulatory compliance.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in La-Z-Boy Incorporated’s Annual Report on Form 10-K for the fiscal year ended April 25, 2026, for filing with the SEC.
The Audit Committee
Lauren B. Peters, Chair
William C. Boor
Raza S. Haider
Michael T. Lawton

30	La-Z-Boy Incorporated

Audit Matters
Audit and Other Fees
For professional services rendered to the company for FY 2025 and FY 2026, PricewaterhouseCoopers has billed us as follows:

	FY 2026 ($ in Thousands)	FY 2025 ($ in Thousands)

Audit Fees	2,669	2,441
Audit-Related Fees	0	0
Tax Fees	481	73
All Other Fees	3	3
Total Fees	3,153	2,517
Audit Fees: Consist of fees for the audit work performed on our annual financial statements included in our annual report on Form 10-K, our internal controls over financial reporting, management’s assessment of our internal controls over financial reporting, and reviews of the quarterly financial statements included in our quarterly reports on Form 10-Q, as well as audit services that are normally provided in connection with our statutory and regulatory filings.
Audit-Related Fees: Consist of fees for assurance and related services that are traditionally performed by the independent registered public accounting firm.
Tax Fees: Consist of fees for tax advisory services and services related to tax compliance.
All Other Fees: Consist of subscription fees for PricewaterhouseCoopers’ disclosure checklist tool in each of FY 2025 and FY 2026.
Pre-Approval Policy and Procedures
The Audit Committee has a policy that all audit and non-audit services provided by our independent auditor must be approved in advance by the Audit Committee. Between meetings of the Audit Committee, the committee has delegated authority to review and approve such services to its Chair. Any such approval by the Chair must be reported to the entire Audit Committee at the next scheduled Audit Committee meeting. The Audit Committee approved all audit and non-audit services provided by the independent auditor, PricewaterhouseCoopers, in FY 2026 in accordance with its policy.

2026 Proxy Statement	31

COMPENSATION MATTERS
Proposal 3: Approval, through a Non-Binding Advisory Vote, of the Compensation of our Named Executive Officers
Pursuant to regulations under Schedule 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we ask you to approve, on an advisory basis, the compensation of our NEOs, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC, including Item 402 of the SEC’s Regulation S-K. The company holds this advisory vote on an annual basis, consistent with the preference expressed by our shareholders in our most recent advisory vote on the frequency of advisory votes to approve the compensation of our NEOs.
As described in detail in the Compensation Discussion and Analysis, we seek to closely align the interests of our NEOs with those of our shareholders. We have endeavored to design our compensation program to reward our NEOs for individual and company-wide achievements without encouraging them to subject our company to excessive risks. Before voting on this proposal, please read the Compensation Discussion and Analysis and review the executive compensation tables and related narrative discussion. Those materials provide a detailed explanation of our executive compensation philosophy and practices.
The vote on this resolution is not intended to address any specific element of compensation but is instead a vote on approving the overall compensation of our NEOs as described in this Proxy Statement. While the vote is non-binding, we value the opinion of our shareholders and will consider the outcome of the vote when making future NEO compensation decisions.
Our management will present the following resolution at the Annual Meeting:
RESOLVED, the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S–K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.

The Board recommends that you vote “FOR” Proposal 3.

Compensation and Talent Oversight Committee Report
The Compensation and Talent Oversight Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussions, the Compensation and Talent Oversight Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended April 25, 2026.
The Compensation and Talent Oversight Committee
Rebecca L. O'Grady, Chair
Erika L. Alexander
Mark S. LaVigne

32	La-Z-Boy Incorporated

Compensation Matters
Compensation Discussion and Analysis
This section describes our executive compensation philosophy and the material components of our executive compensation program for our NEOs. We also explain how and why the Compensation Committee of our Board made the specific compensation decisions involving the NEOs for FY 2026, which ended on April 25, 2026.

Roadmap

Executive Summary
Our Purpose
Our Century Vision
Our FY 2026 Operational Highlights
Our FY 2026 Financial Results
Long-Term Return to Shareholders
Compensation Philosophy
Pay-for-Performance Overview
CEO Pay-for-Performance Alignment
Say-on-Pay Vote and Shareholder Engagement
Overview of Key Compensation Practices

Executive Compensation Framework Compensation Objectives Compensation Mix Overview of Executive Compensation Program Elements

Determining Executive Compensation Compensation Committee's Role Pay-Setting Process Methodology and Peer Group

CEO and Other NEO Compensation Base Salaries Incentive Compensation Retirement Benefits

Governance Features and Other Benefits Executive Management Stock Ownership Guidelines Severance Benefits Recoupment of Incentive Payments

Our FY 2026 NEOs are:

Melinda D. Whittington Board Chair, President and Chief Executive Officer

Taylor E. Luebke Senior Vice President and Chief Financial Officer

Robert Sundy II(1) President, Retail

Terrence J. Linz(2) President, Wholesale Brands

Michael A. Leggett Senior Vice President and Chief Supply Chain Officer

(1)On October 8, 2025, the Board appointed Mr. Sundy as President, Retail, effective October 10, 2025. Mr. Sundy previously served as President, La-Z-Boy Brand and Chief Commercial Officer.
(2)On October 8, 2025, the Board appointed Mr. Linz as President, Wholesale Brands, effective October 10, 2025. Mr. Linz previously served as President, Portfolio Brands.

2026 Proxy Statement	33

Compensation Matters
Executive Summary

Our Mission
Our mission is to lead the global furnishings industry by leveraging our expertise in comfort, providing the best consumer experience, creating the highest quality products, and empowering our people to transform rooms, homes, and communities.

Our Century Vision
As we approach our centennial anniversary in 2027, in FY 2026, we remained focused on executing our Century Vision strategy to grow sales and market share through growth of our consumer brands, La-Z-Boy and Joybird, and expand operating margin well beyond this milestone year. The foundation of our strategic plan is to drive growth of our consumer brands by delivering the transformational power of comfort with a consumer-first approach.

DELIGHT A WIDER CONSUMER BASE with the transformational power of comfort
GROW 2X MARKET RATE Deliver double-digit operating margin over the long term

PROFITABLY GROW THE JOYBIRD BRAND
EXPAND LA-Z-BOY BRAND REACH
Leverage our connection to comfort and reinvigorate our brand with a consumer focus, expanded omni-channel presence, and digital transformation	Grow our La-Z-Boy retail business	Expand the reach of our wholesale distribution channels

ENHANCE ENTERPRISE CAPABILITIES
Deliver a human-centered employee experience	Support growth with agile, modern systems and processes	Drive cost optimization and efficiency

Our FY 2026 Operational Highlights
In FY 2026, we delivered solid results with consolidated sales of $2.1 billion, an increase of 1% from the prior fiscal year, despite dampened consumer demand in the furniture industry as a result of the macroeconomic environment. This growth was led by the expansion of our Retail business.
We continued progress on our Century Vision growth strategy. Specifically, for the La-Z-Boy brand:
•Our Retail segment sales in FY 2026 grew 6% compared to the prior fiscal year, led by new stores and acquisitions. During the fiscal year, we opened 15 new company-owned La-Z-Boy stores, the largest yearly store expansion in company history, and acquired 15 independent La-Z-Boy stores, in the largest independent store acquisition in company history. We have now grown our entire La-Z-Boy store network to nearly 380 stores across North America, with over 60% company owned.
•In our Wholesale segment, we continued to expand compatible distribution with partners who value the strength of the La-Z-Boy brand. We are growing organically as we broaden our brand reach and delight and inspire even more consumers. During the year, we added 30 new dealers and 100 new stores, including new partnerships with key regional retailers.

34	La-Z-Boy Incorporated

Compensation Matters
For Joybird, our digitally native brand, we continued to optimize the brand to deliver a balance of sales growth and profitability. Joybird continued the expansion of its retail presence with the opening of three new stores in the fiscal year and the introduction of a wholesale program with select strategic partners.
During FY 2026, we also sharpened our focus on our core, vertically integrated North American upholstery operations, where we have a right to win with the consumer. This included completing the disposition of our non-core wholesale casegoods businesses and the restructuring of our U.K. manufacturing operations.
Additionally, we strengthened foundational capabilities across the company and successfully drove scale and efficiencies in our supply chain. Furthermore, we successfully completed the first year of our multi-year distribution and home delivery transformation project, which we expect will drive efficiencies and enhance our consumer experience.

Our FY 2026 Financial Results

Consolidated sales	GAAP operating margin	Adjusted operating margin
$2.1B	6.1%	7.1%
1% increase from FY 2025	30 bps decrease from FY 2025	50 bps decrease from FY 2025

GAAP Diluted EPS	Adjusted Diluted EPS	GAAP operating cash flow
$2.47	$3.04	$204.1M
5% increase from FY 2025	4% increase from FY 2025	9% increase from FY 2025
See Appendix A of this Proxy Statement for information regarding adjusted financial measures, including a reconciliation of adjusted financial measures to the most directly comparable GAAP financial measures.

Long-Term Return to Shareholders

$163.2M	$273.6M	$436.8M
5-Year Total Dividends Paid	5-Year Total Share Repurchases	Total Returned to Shareholders over 5 Years

2026 Proxy Statement	35

Compensation Matters
Compensation Philosophy
Our compensation philosophy is to provide a total direct compensation (“TDC”) opportunity generally targeted to the median of the competitive market, with consideration of performance, skills, experience, and other factors in setting individual pay levels. The majority of each NEO’s annual TDC opportunity is at-risk, with the amount realized, if any, based on the company’s financial and/or stock price performance. The pay level and at-risk portion increases as an NEO assumes greater levels of responsibility with greater potential impact on the company. Accordingly, our CEO’s pay level and the at-risk pay portion of her TDC opportunity are higher than those of other officers due to her greater level of responsibility.
Pay-for-Performance Overview
Our company’s performance drove our NEO compensation in FY 2026. Our annual Management Incentive Program (“MIP”) and our performance-based units for the FY 2024-2026 performance period utilized a subset of the following performance metrics: sales, operating margin, operating cash flow, and rTSR. Based on the company's performance, our NEOs earned the following incentive payouts:

2026 MIP 95% Payout
Sales and operating margin were the two performance metrics measured by the MIP for FY 2026. Despite a dynamic, challenging consumer demand and macroeconomic environment, the company delivered an increase in annual sales over the prior fiscal year in FY 2026, with financial performance falling slightly below the target performance goals for sales and operating margin. As a result, NEOs received a FY 2026 MIP payout that was slightly below the target payout level, commensurate with the achievement level against the pre-established performance goals.

2024-2026 LTIP 114% Payout
Sales and operating cash flow were two of the performance metrics that were measured for the FY 2024-2026 performance-based unit award. Over the three-year performance period, our company financial performance on sales was at or above the target goals in two of the three annual periods and was below the target performance goals in the remaining annual period. Our performance was between the target and maximum performance goals for operating cash flow in two of the three annual periods and was below the target performance goal in the remaining annual period. Performance against the third metric, rTSR, was between the target and maximum performance goal for the cumulative three-year performance period. Overall, NEOs received a payout for the FY 2024-2026 performance-based unit award that was above the target vesting level, commensurate with the achievement level against the pre-established performance goals.

36	La-Z-Boy Incorporated

Compensation Matters
CEO Pay-for-Performance Alignment
The chart below compares the realizable TDC for the company's CEO (for FY 2024 through FY 2026) relative to our peer group companies, with realizable pay for the past fiscal year valued as of our fiscal year end, April 25, 2026.

◼ Zone of aligned pay and performance represents area +/- 25% within perfect alignment between Total Shareholder Return (“TSR”) and Pay
For purposes of the above chart, we have included the following elements in calculating “realizable pay” for the company and our peer group companies:
•actual base salary paid;
•actual bonus earned for the year (typically paid in the subsequent year);
•for long-term incentives, the intrinsic value as of the applicable measurement date;
•for stock options, the in-the-money value of stock options granted in the last three years (vested and unvested) as of the applicable measurement date;
•for restricted stock (or restricted stock units in the case of certain peer companies), the number of shares or units granted multiplied by the stock price as of the applicable measurement date, adjusted for dividend reinvestments;
•for performance-based units (or performance-based shares in the case of certain peer companies), shares earned or target awards for cycles beginning in the last three years multiplied by the stock price as of the applicable measurement date, adjusted for dividend reinvestments; and
•for performance cash in the case of certain peer companies, the dollar amount earned or target awards for cycles beginning in the last three years.

2026 Proxy Statement	37

Compensation Matters
Say-on-Pay Vote and Shareholder Engagement
The Compensation Committee considers whether the company’s executive compensation program is aligned with the interests of the company’s shareholders. As part of its review of the company’s executive compensation program, the Compensation Committee considered the approval by approximately 93% of the votes cast for the company’s say-on-pay vote at our 2025 Annual Meeting of Shareholders. The Compensation Committee determined that the company’s executive compensation philosophies, objectives, and compensation elements continued to be appropriate and did not change the company’s executive compensation program in response to the 2025 say-on-pay vote.
In FY 2026, we invited select shareholders, representing approximately 63% of the company's outstanding common stock at the time of engagement, to engage with our independent Lead Director and select members of management on various strategic and other matters, including company strategy and performance; Board leadership structure, composition, and refreshment; corporate governance practices; executive compensation; and sustainability. The Compensation Committee and the Board reviewed a summary of the shareholder feedback received on executive compensation-related matters. Consistent with our 2025 say-on-pay vote, the shareholders with whom we engaged were generally supportive of our executive compensation program and the extent to which it is performance-based. For a description of our ongoing shareholder engagement efforts, please see page 24.
Overview of Key Compensation Practices

What We Do	What We Don't Do

Pay for performance – Our NEO compensation program emphasizes variable pay over fixed pay. A majority of NEO target annual compensation is at-risk and linked to our financial and/or stock performance	Do not provide employment agreements

Establish and monitor compliance with stock ownership guidelines for executives – Our expectations for stock ownership further align our NEOs’ interests with those of our shareholders	Do not gross up excise taxes upon a change in control

Use rTSR in long-term performance-based unit awards	Do not reprice options without shareholder approval

Mitigate undue risk – We have maximum caps on potential incentive payments, a clawback policy on performance-based compensation, and regular assessments of the risk-reward balance of our compensation programs	Do not pay dividends or dividend equivalents on unearned performance-based shares or units

Appoint only independent directors to the Compensation Committee	Do not have single trigger vesting of equity-based awards upon a change in control

The Compensation Committee engages an independent compensation consultant to assist it and the Board with executive compensation program design and review	Do not provide excessive perquisites or tax gross ups for personal aircraft use or any other perquisites

Provide severance and change-in-control arrangements that are designed to be aligned with market practices, including the use of double-trigger change-in-control severance agreements

Prohibit hedging, pledging, and short sales by executives and directors

38	La-Z-Boy Incorporated

Compensation Matters
Executive Compensation Framework
Compensation Objectives
We design our executive compensation program to:
•Pay for performance. We provide the majority of our NEOs' target TDC in annual and long-term incentive awards that are earned, or fluctuate in value, based on company and/or stock performance.
•Reward for TSR. We align our NEOs’ interests with our shareholders’ interests by providing a significant portion of their annual TDC opportunity in the form of long-term equity incentives (for FY 2026, performance-based units and restricted stock units), the value of which is dependent on our stock price and in the case of performance-based units, our rTSR performance.
•Require significant stock ownership. We require our NEOs to own meaningful amounts of our stock over a sustained period to further align their interests with the interests of long-term shareholders.
•Provide market competitive opportunities. We design our compensation packages, including base salaries and incentive opportunities, to be market competitive.
•Support our business strategy. We provide meaningful award opportunities that are aligned with the achievement of strategic and financial objectives.
•Manage costs. In designing our executive compensation program, we take into account the cost of various elements (share usage, cash flow, and accounting impacts).
Compensation Mix
In line with our pay-for-performance philosophy, the majority of each NEO’s target TDC is performance-based and therefore, “at risk.” Target TDC is composed of base salary, target annual bonus, and the target value of annual long-term equity incentives. Target TDC is used in the competitive review of target pay opportunities for each NEO. The charts below show the percentage of each element in the target TDC for our CEO and the average for our other NEOs.

2026 Proxy Statement	39

Compensation Matters
Overview of Executive Compensation Program Elements
To best achieve our objectives for the FY 2026 executive pay program, we provide a compensation package composed of the following primary elements:

Component	Description

Base Salary	Fixed compensation for services rendered.

Management Incentive Program (MIP)	Short-term incentive plan that pays cash bonuses to participants based on performance against pre-established goals for sales and operating margin.

Long-Term Incentives
Annual equity awards (for FY 2026, performance-based units and restricted stock units)
•Performance-based units are earned based on performance against pre-established goals for sales and operating cash flow, and TSR relative to the S&P 600 Consumer Durables and Apparel sub-index. Value of the awards also fluctuates based on the company’s stock price performance.
•Restricted stock units vest in equal installments over four years, subject to continued service. Value of the awards fluctuates based on the company's stock price performance.

Retirement Benefits
A 401(k) plan and non-qualified executive deferred compensation plan. Amounts contributed to 401(k) and deferred compensation plans are determined by an NEO’s election. Matching contributions to the 401(k) plan in excess of Internal Revenue Code limitations may be credited to the executive deferred compensation plan.

The mechanics of these pay elements and our pay decisions are detailed below. In addition, we have change-in-control agreements with our NEOs, and they participate in an executive severance plan. Additional information regarding the change-in-control agreements and executive severance plan can be found on page 51. We believe these elements assist us in attracting and retaining quality executive talent and support continuity of our leadership.
Determining Executive Compensation
Compensation Committee’s Role
Each year, the Compensation Committee reviews and approves the overall design of our executive pay program and all pay elements for the NEOs. The CEO, Chief Financial Officer, and Chief Human Resources Officer provide input on program design (including performance goals and relative weighting of performance metrics) and information on the company’s and the furniture industry’s performance.
The Compensation Committee has sole authority to retain and terminate consultants used by the Compensation Committee to evaluate executive compensation. For FY 2026, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent executive compensation consultant to advise the committee on matters related to executive compensation, including company and industry practices, emerging best practices, and market trends. Under the Compensation Committee’s direction, FW Cook also interacted with members of the senior executive team to obtain further insight into company and industry practices.
The Compensation Committee annually reviews the independence of its consultants by considering the factors specified in the NYSE’s rules related to compensation advisor independence. With respect to FY 2026, FW Cook provided a report addressing the following factors: (1) other services FW Cook provided to us, if any; (2) the fees we paid as a percentage of FW Cook’s total revenue; (3) FW Cook’s policies and procedures designed to prevent conflicts of interest; (4) any business or personal relationship of members of the consulting team of FW Cook with a member of the committee; (5) any company stock owned by members of the consulting team of FW Cook or their immediate family members; and (6) any business or personal relationships between our executive officers and members of the consulting team or other employees of FW Cook. For FY 2026, the Compensation Committee discussed FW Cook’s independence along with these factors and concluded that FW Cook’s work did not present any conflict of interest.

40	La-Z-Boy Incorporated

Compensation Matters
Pay-Setting Process Methodology and Peer Group
For each NEO, we establish a salary range and the target annual and long-term incentive award opportunities after considering market median pay levels. In setting individual pay levels, we consider market pay data and company performance. We also consider each NEO’s duties and responsibilities, skills, experience, and performance, as well as our business needs, cost, and internal pay equity.
In setting individual NEO pay levels and opportunities, the Compensation Committee annually reviews compensation data and practices for a peer group of companies in sectors in which the company generally competes to attract talented, high-performing executives. Reflecting the company’s business model, the company seeks executive talent with one or more of retail, wholesale, manufacturing and e-commerce experience. Because the company has few competitors comparable in terms of its vertically-integrated business model, its peer group includes a mix of such types of companies.
The Compensation Committee worked with FW Cook to review and approve the current peer group of companies. FW Cook screened for potential peers with one or more of the following traits:

in similar industries	with a focus on product manufacturing
with a furniture presence	with a brick-and-mortar retail presence and/or online retail presence
in similar geographies	with recognizable brand products or names
of similar overall size	in related peer networks (e.g., proxy advisor peers, peers of peers, or names the company as a peer)
The Compensation Committee evaluates each peer company annually to determine whether its inclusion remains appropriate. Based on its review and the advice of FW Cook, the Compensation Committee did not make any changes to the peer group used to evaluate FY 2026 executive compensation decisions (as compared to the peer group used to evaluate FY 2025 executive compensation decisions). The Compensation Committee generally believes that peer group consistency from year to year maximizes year-over-year comparability. The peer group used to evaluate FY 2026 executive compensation decisions was composed of the following 15 publicly-traded companies:
FY 2026 Peer Group

The Aaron's Company, Inc.	Helen of Troy Limited	RH
Beyond, Inc.	HNI Corporation	Sleep Number Corporation
Callaway Golf Company (formerly Topgolf Callaway Brands Corp.)	Interface, Inc.	Steelcase Inc.
Ethan Allen Interiors Inc.	iRobot Corporation	Somnigroup International Inc.
Haverty Furniture Companies, Inc.	MillerKnoll, Inc.	Wolverine World Wide, Inc.

To aid in its oversight of our executive compensation program, in December 2024, the Compensation Committee requested that FW Cook conduct a market competitive review of target pay opportunities, comprised of base salary, short-term incentives, and long-term incentives, for each of the NEO positions. The Compensation Committee reviewed compensation practices among the compensation peer group and the industry to consider a broader perspective on market practices. With the assistance of FW Cook, the Compensation Committee reviewed a 25:75 blend of peer group and general industry survey data (adjusted based on annual revenue) in establishing target compensation levels and pay mix and evaluating whether our executive compensation policies are in line with market data. The FY 2026 target TDC of our NEOs, on average, was aligned with the median TDC for corresponding executives among the comparison companies.

2026 Proxy Statement	41

Compensation Matters
In addition, the Compensation Committee annually reviews current and historical compensation for the NEOs, as well as estimated amounts to be paid to the NEOs under various employment termination situations, including severance and a change in control of the company. Periodically, we also review market practices for executive retirement benefits and deferred compensation plans.
Our process for setting NEO compensation includes a formal, individual performance evaluation for each NEO each year. The independent members of our Board of Directors assess our CEO’s performance each year. This assessment includes an evaluation of critical areas, including strategic direction, leadership and values, effective business relationships, business results, and succession planning and management development. A third-party consultant coordinates the committee’s evaluation of the CEO’s performance focusing on the same criteria. The consultant compiles the evaluations provided by each board member and prepares a summary, which the Lead Director and Chair of the Compensation Committee review with the Board. Every third year, the evaluation of the CEO’s performance is more extensive, including feedback from the company’s other executive officers. The CEO assesses the individual performance of the other NEOs each year based on their overall performance throughout the year, accomplishment of specific goals, and their future potential within the organization, which is used in determining their compensation.
CEO and Other NEO Compensation
Base Salaries
We set base salaries for our NEOs based on their scope of responsibility, skills, experience, leadership, and performance. We consider market competitiveness, specific job responsibilities, internal pay relationships, and total cost. Consistent with our practices for all management employees, NEOs are eligible for annual merit salary increases based on individual performance, market comparisons, and the total salary budget.
Salary Changes for FY 2026
In April and June 2025, the Compensation Committee reviewed the base salary levels for each of the NEOs. As part of the salary review process, the committee reviewed and considered the performance of each NEO, relevant market median data, the comparison of compensation among various levels of management, and the company's overall performance. Based on such review, the base salary for each NEO was increased, as shown below, in recognition of each NEO’s consistent and sustained delivery of business and financial results and strong execution of the Century Vision growth strategy. Mr. Luebke’s base salary increase reflected both an annual merit increase and a further adjustment relative to market median in light of Mr. Luebke’s then-recent promotion to the position of Senior Vice President and Chief Financial Officer. In October 2025, the Compensation Committee also approved an increase in the FY 2026 annualized base salaries for Mr. Linz and Mr. Leggett, effective November 1, 2025, in recognition of Mr. Linz’s appointment as President, Wholesale Brands and Mr. Leggett’s assumption of additional responsibilities as part of the strategic commercial leadership realignment announced by the company in October 2025.

NEO	Base Salary as of FY 2025 Year End ($)	Base Salary as of FY 2026 Year End ($)(1)	% Change (%)

Melinda D. Whittington	1,028,000	1,070,000	4.09
Taylor E. Luebke	440,000	484,000	10.00
Robert Sundy II	497,000	522,000	5.03
Terrence J. Linz	479,000	520,000	8.56
Michael A. Leggett	452,000	480,000	6.19
(1)Salary increases for each of the NEOs were effective July 1, 2025, as is typical for the company’s annual salary increases. Mr. Linz and Mr. Leggett received further increases, effective November 1, 2025, in connection with the company’s strategic realignment of its commercial leadership. The table above lists their annualized salaries as of the end of FY 2026.

42	La-Z-Boy Incorporated

Compensation Matters
Incentive Compensation
During FY 2026, we awarded incentive compensation under our shareholder-approved La-Z-Boy Incorporated 2024 Omnibus Incentive Plan (the “2024 Omnibus Incentive Plan”) to reward participants for achievement of both short-term and long-term company performance goals and to enhance our ability to attract and retain employees. The Compensation Committee believes that designing the incentive compensation program with multiple objectives and performance periods promotes behavior that creates shareholder value while mitigating incentives to pursue risky or unsustainable results.
Short Term Incentive Awards (Management Incentive Program)
Our annual cash bonus program, which we refer to as the Management Incentive Program or MIP, is a short-term incentive award plan that we designed to motivate and reward NEOs for achieving annual performance goals.
Pay-for-Performance Linkage — FY 2026 MIP Payouts Were Slightly Below Target, Reflecting Solid Financial Performance in a Dynamic, Challenging Industry and Macroeconomic Environment
Despite the dynamic tariff landscape and challenging macroeconomic environment during FY 2026, the company exhibited solid performance against the FY 2026 sales and operating margin performance goals. Our company financial performance was slightly below the target performance goals for sales and operating margin. In line with our compensation philosophy and commensurate with the achievement level against the pre-established performance goals, MIP payments to our NEOs for FY 2026 were slightly below target.
FY 2026 MIP Performance Goals
FY 2026 financial performance metrics were:
The Compensation Committee selected sales and operating margin as the financial performance metrics to focus management on:
•these major drivers of increased shareholder value in the company's long-term strategic plan, and
•the appropriate balance between top-line growth and improved profitability.
To reflect the NEOs' ability to influence overall company performance and to promote collaboration across the businesses, the NEOs' performance goals are based on the company’s consolidated financial performance.

2026 Proxy Statement	43

Compensation Matters
In setting the performance goals shown below, the Compensation Committee considered both prior-year results and then-current forecasted financial results. Following this review, and despite expected macroeconomic uncertainty during FY 2026, the Compensation Committee approved FY 2026 targets for sales and operating margin that were higher than FY 2025 results and in the case of sales, also higher than the FY 2025 target performance goal. Achievement between the threshold, target, and maximum performance levels is calculated using straight-line interpolation between the relevant performance levels.

Performance Level	Payout Level (% of Target) (%)	Sales (in Millions) ($)	Operating Margin (%)

Maximum	200	2,347	9.7
Target	100	2,147	7.8
Threshold	50	1,797	3.5
Actual (as adjusted for compensation purposes)(1)		2,131	7.1
Individual Metric Payout (% of Target)		98%	92%
Individual Metric Weight		50%	50%
Overall Payout (% of Target)			95%
(1)The Compensation Committee includes certain pre-established adjustments to the sales and operating margin performance metric to provide NEOs with an incentive to take actions that are deemed to be in the long-term interests of the business, but that might otherwise adversely affect payouts on the annual cash incentive awards. In calculating FY 2026 performance for sales, an adjustment was made for the impact of the disposition of the company’s Kincaid upholstery business pursuant to the pre-established adjustments. In calculating FY 2026 performance for operating margin, the following charges or gains were excluded pursuant to the pre-established adjustments: a charge related to the goodwill impairment in our Joybird reporting unit acquired in FY2019; distribution and home delivery transformation (“distribution transformation”) charges related to exiting former distribution centers; gain on sale from sale-leaseback transactions of four Retail stores; supply chain optimization charges related to closure of United Kingdom (“U.K.”) manufacturing operations; and purchase accounting charges.
FY 2026 NEO Target Awards and Payouts
For FY 2026, the Compensation Committee established target incentive awards, specified as a percentage of eligible base salary, for each NEO based on consideration of competitive market median data and the company’s historical compensation practices for employees in those salary grades. The Compensation Committee approved the following increases to the target incentive awards: for Ms. Whittington, from 120% to 125%; for Mr. Sundy: from 60% to 65%; and for Mr. Linz, from 60% to 65%. These changes were to further align their TDC with the competitive market median after reviewing market median data provided by FW Cook. The company did not increase the FY 2026 target incentive award opportunities for the remaining NEOs compared to FY 2025. The NEOs have the opportunity to earn awards between 50% of their target incentive award if we meet threshold performance goals to 200% of their target incentive awards if we meet maximum performance goals.

44	La-Z-Boy Incorporated

Compensation Matters
Our NEOs’ FY 2026 target awards, achieved performance levels, and actual MIP payouts were as follows:

	FY 2026 Target Incentive (% of eligible base salary(1)) (%)	Achieved Performance Level (% of target performance) (%)	Actual FY 2026 Incentive Payout ($)

Melinda D. Whittington	125	95	1,261,719
Taylor E. Luebke	75	95	339,252
Robert Sundy II	65	95	319,578
Terrence J. Linz	65	95	310,945
Michael A. Leggett	75	95	335,067
(1)Under the terms of the MIP, determined based on base salary in effect during the fiscal year, as calculated in accordance with the company’s payroll system.
Our MIP Payout History Demonstrates the Rigor of Our Performance Goals
The Compensation Committee seeks to set target performance goals that are challenging but reasonably achievable with strong management performance. Maximum performance goals have been designed to be difficult to achieve, given historical financial performance and the company's forecasted financial results at the time the performance metrics were approved. Over the last five fiscal years, the actual performance results for the MIP have averaged approximately 113% of target and ranged from a low of 92% of target to a high of 144% of target, as shown in the chart below. Please also see our long-term incentive payout history shown on page 49.

FY	MIP Payout (as % of target) (%)

FY 2026	95
FY 2025	103
FY 2024	92
FY 2023	131
FY 2022	144
Average Payout	113%
Long-Term Incentive Equity Awards
The long-term incentive award provisions of our shareholder-approved 2024 Omnibus Incentive Plan provide for equity-based compensation (restricted stock/stock unit awards, stock options, performance-based share/unit awards or other forms of equity-based compensation) that we have designed to align NEO pay with long-term shareholder returns, motivate our NEOs to focus on long-term business objectives, and encourage long-term strategic thinking. The value our NEOs receive from these awards varies based on the company’s performance and the future price appreciation of our common stock.

2026 Proxy Statement	45

Compensation Matters
FY 2026 Equity Grants
Each year, the Compensation Committee establishes long-term incentive award types, mix, and award levels for each eligible pay grade based on our objectives for the equity grants and after considering market median practices, total cost (including share usage, accounting, and tax impacts), and past practices. We review the accounting treatment of the relevant incentive award types, including stock options, performance-based share/unit awards, and restricted stock/stock unit awards. The Compensation Committee approves annual equity-based awards that are generally granted in the first quarter of the fiscal year.
Based on an overall market review of our executive compensation program and each NEO's total compensation, the Compensation Committee approved target long-term incentive equity awards, as a percentage of base salary, to each of our NEOs as follows:

FY 2026 Long-Term Incentive Target (as % of base salary) (%)

Melinda D. Whittington	425
Taylor E. Luebke	175
Robert Sundy II	130
Terrence J. Linz	130
Michael A. Leggett	125
In setting the long-term incentive award targets, the Compensation Committee considered the input of FW Cook with respect to TDC and made adjustments to further align the target long-term incentive award opportunity with market median. As a result, the Compensation Committee approved the following increases to the long-term incentive award targets: for Ms. Whittington, from 380% to 425%; for Mr. Sundy, from 110% to 130%; and for Mr. Linz, from 110% to 130%. The long-term incentive award targets for the other NEOs, which remained unchanged compared to FY 2025, were based on historical compensation practices with respect to their roles and their relative positioning versus market median.
Early in FY 2026, pursuant to the 2024 Omnibus Incentive Plan, the Compensation Committee granted long-term incentive awards to our NEOs using the same equity mix as FY 2025: 50% restricted stock units and 50% performance-based units.
Restricted Stock Unit Awards (50% of total FY 2026 long-term incentive opportunity)
Restricted stock unit awards are an incentive for executives to remain with our company and to work to enhance the value of the company's stock over time. Executives receive value from restricted stock unit awards only if they are still employed by the company when the awards vest, except in the case of certain qualifying terminations of employment. The value of any earned shares depends on the company's future stock price. For our NEOs, the restricted stock units granted in FY 2026 vest in equal installments over four years (25% per year).
Performance-Based Unit Awards (50% of total FY 2026 long-term incentive opportunity)
Performance-based unit awards provide our NEOs the opportunity to earn a defined number of shares of our common stock if we achieve pre-established performance goals and the NEO remains employed through the conclusion of the performance period, except in the case of certain qualifying terminations of employment. The value of any earned shares depends on the company’s future stock price and the company's achievement against the pre-established financial and rTSR performance goals. An NEO’s award opportunity ranges from 50% of the NEO’s target number of shares if we achieve threshold performance goals to a maximum of 200% of the target number of shares if we achieve maximum performance goals. If the performance goals are not achieved, the performance-based unit awards associated with that performance metric will not vest. Following the conclusion of the three-year performance period, we pay out the shares that our NEOs earned.

46	La-Z-Boy Incorporated

Compensation Matters
The number of shares our NEOs receive, if any, will depend on how the company performs against pre-established sales growth and operating cash flow performance goals for each of FYs 2026, 2027, and 2028 and rTSR goals over the three-year performance period. TSR is measured cumulatively over the entire three-year performance period relative to the TSR of the constituents of the S&P 600 Consumer Durables and Apparel sub-index. For the overall payout, the weightings of each of the performance goals and the annual periods in the three-year performance period are shown in the table below. For the performance-based unit awards, the Compensation Committee seeks to set target performance goals that are challenging but reasonably achievable with strong management performance.

Metric (Total Weight)	FY 2026 Weight (%)	FY 2027 Weight (%)	FY 2028 Weight (%)

Sales Growth (25%)	8.33	8.33	8.33
Operating Cash Flow (25%)	8.33	8.33	8.33
Total Share Allocation by Year	16.66	16.66	16.66
rTSR (50%)(1)	50
(1)This 50% portion of the performance-based unit awards is earned based on the company's rTSR performance, which is measured over the three-year cumulative performance period, FY 2026-FY 2028.
NEOs become vested in performance-based units based on each metric independent of our performance on the other metrics. Each factor includes a threshold performance level that must be achieved before any units vest based on that metric. No units vest if the company performs below the threshold performance level of all three factors. Payout for performance between threshold and target and between target and maximum is interpolated for performance between levels. The actual number of units NEOs earn can be more or less than target level depending on the company’s performance against the pre-established performance goals.
The Compensation Committee utilized sales performance as an element in both the company’s FY 2026 MIP and FY 2026-2028 long-term equity incentive program in recognition of the fact that this measure is viewed as a core driver of the company’s performance and shareholder value creation and is a strategic priority in the company's Century Vision. In designing the company’s executive compensation program, the Compensation Committee supplemented this measure with additional performance measures in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability, liquidity and shareholder returns over both the short-term and long-term horizons.
Prior LTIP Equity Grant Performance Achievement and Payouts
Each of our NEOs that received the FY 2024 grant were eligible to earn payouts on the performance-based unit awards granted in FY 2024 for the three-year performance period that concluded at the end of our FY 2026. The design and structure of these performance-based units was similar to those subsequently granted in FY 2025 and FY 2026. The following table shows how the company performed against the sales and operating cash flow goals for each of the three fiscal years, and the company’s rTSR versus the S&P 600 Consumer Durables and Apparel sub-index for the three-year performance period. Following the end of the three-year performance period, we paid out earned shares, the number and value of which are shown in the FY 2026 Option Exercises and Stock Vested table on page 59.

2026 Proxy Statement	47

Compensation Matters
Performance Period FY 2024-2026 – Overall payout of 114% of target

	Threshold, Target and Maximum Goals				Results			Payout as % of Target
		Sales (in Millions)	Operating Cash Flow (in Millions)	Relative TSR Over 3 Years	Sales (in Millions)	Operating Cash Flow (in Millions)	Relative TSR Over 3 Years	Sales	Operating Cash Flow	Relative TSR Over 3 Years

FY 2024	Maximum	$2,350	$215.2	Maximum 75th percentile	$2,047	$163.7	53rd Percentile	83%	94%	113%
	Target	$2,150	$172.4
	Threshold	$1,850	$101.5
FY 2025	Maximum	$2,267	$210.9	Target 50th percentile	$2,109	$189.6		121%	150%
	Target	$2,067	$168.1
	Threshold	$1,767	$97.2
FY 2026	Maximum	$2,330	$236.9	Threshold 25th percentile	$2,131	$213.0		100%	144%
	Target	$2,130	$194.1
	Threshold	$1,830	$123.2
The Compensation Committee includes certain pre-established adjustments to the operating cash flow performance metric to provide NEOs with an incentive to take actions that are considered to be in the long-term interests of the business, but that might otherwise adversely affect payouts on the awards. In calculating FY 2026 performance for operating cash flow, the following charges or gains were excluded pursuant to the pre-established adjustments: the impact of the sale of the upholstery portion of our Casegoods wholesale business during FY 2026; business realignment charges for severance; supply chain optimization charges related to closure of U.K. manufacturing operations; distribution transformation charges related to exiting former distribution centers; and purchase accounting charges.
The performance-based equity awards granted in FY 2025 and FY 2026 provide NEOs with the opportunity to earn a portion of the awards based on sales and operating cash flow targets established for each of the three years covered by the grant and based on the company's rTSR versus the constituents of the S&P 600 Consumer Durables and Apparel sub-index over the three-year performance period. Performance goals and results for performance through the end of FY 2026 are shown in the following tables. For the rTSR component, threshold, target, and maximum performance levels are the 25th, 50th, and 75th percentiles, respectively. While we set the sales and operating cash flow goals for each of the three years at the start of the performance period, we do not disclose the sales and operating cash flow goals for uncompleted years, because we believe doing so would cause competitive harm.
Performance Period FY 2025-2027

	Target Goals			Results		Payout as % of Target
	Sales (in Millions)	Operating Cash Flow (in Millions)	Relative TSR Over 3 Years	Sales (in Millions)	Operating Cash Flow (in Millions)	Sales	Operating Cash Flow

FY 2025	$2,089	$183.6	Target 50th percentile	$2,109	$189.6	114%	118%
FY 2026	$2,130	$194.2		$2,131	$213.0	100%	157%
FY 2027 (in process)
*For rTSR performance over the 3-year performance period, the threshold goal is the 25th percentile, and the maximum goal is the 75th percentile of the constituents of the S&P 600 Consumer Durables and Apparel sub-index.

48	La-Z-Boy Incorporated

Compensation Matters
The Compensation Committee includes certain pre-established adjustments to the operating cash flow performance metric to provide NEOs with an incentive to take actions that are considered to be in the long-term interests of the business, but that might otherwise adversely affect payouts on the awards. In calculating FY 2025 performance for operating cash flow, pursuant to the pre-established adjustments, supply chain optimization charges related to manufacturing optimization in the U.K. and purchase accounting charges related to acquisitions were excluded. Additionally, in calculating FY 2026 performance for operating cash flow, the following charges or gains were excluded pursuant to the pre-established adjustments: the impact of the sale of the upholstery portion of our Casegoods wholesale business during FY 2026; business realignment charges for severance; supply chain optimization charges related to closure of U.K. manufacturing operations; distribution transformation charges related to exiting former distribution centers; and purchase accounting charges.
Performance Period FY 2026-2028

	Target Goals			Results		Payout as % of Target
	Sales (in Millions)	Operating Cash Flow (in Millions)	Relative TSR Over 3 Years	Sales (in Millions)	Operating Cash Flow (in Millions)	Sales	Operating Cash Flow

FY 2026	$2,147	$196.0	Target 50th percentile	$2,131	$213.0	98%	138%
FY 2027 (in process)
FY 2028
*For rTSR performance over the 3-year performance period, the threshold goal is the 25th percentile and the maximum goal is the 75th percentile of the constituents of the S&P 600 Consumer Durables and Apparel sub-index.
In calculating FY 2026 performance for operating cash flow, the following charges or gains were excluded pursuant to the pre-established adjustments: the impact of the sale of the upholstery portion of our Casegoods wholesale business during FY 2026; business realignment charges for severance; supply chain optimization charges related to closure of U.K. manufacturing operations; distribution transformation charges related to exiting former distribution centers; and purchase accounting charges.
These awards for the grants made in FY 2025 and FY 2026 have been earned contingent on the NEO remaining with the company through the end of the respective three-year performance period, or an earlier qualifying termination of employment, after which they will be settled in shares of company common stock. For information on the treatment of these awards at retirement, see Payments Made Upon Disability or Retirement on page 61.
Our LTI Payout History Demonstrates the Rigor of Our Performance Goals
The Compensation Committee seeks to set target performance goals that are challenging but reasonably achievable with strong management performance. Maximum performance levels have been designed to be difficult to achieve given historical financial performance and the company's forecasted financial results at the time the performance metrics were approved. Over the last five fiscal years, the actual performance results for the performance-based share or unit awards have averaged approximately 97% of target and ranged from a low of 66% of target to a high of 133% of target, as shown in the chart below:

FY Award	Performance Cycle	Payout Achievement (%)

FY 2024	FY24-25-26	114
FY 2023	FY23-24-25	133
FY 2022	FY22-23-24	66
FY 2021	FY21-22-23	84
FY 2020	FY20-21-22	89
Average Payout		97%

2026 Proxy Statement	49

Compensation Matters
Retirement Benefits
We provide retirement benefit plans as an incentive for employees to remain with the company long-term and to assist with retirement planning. Our NEOs are eligible to participate in the same retirement benefit programs that we offer to salaried employees at the corporate level.
Our NEOs are eligible to participate in our 401(k) plan to which the company may make matching contributions. For FY 2026, the match varied by operating unit and ranged from 0% to a maximum of 6% if the employee contributed at least 9% of their eligible compensation.
Financial Planning Services Reimbursement
We provide eligible executives with reimbursement of eligible expenses for financial planning services up to the specified annual limit of $6,000. Our objective is to support our executives as they plan for their future and retirement, and to allow them to make the best use of the benefit programs available to them. Eligible expenses include fees and expenses associated with the following financial planning services provided by a qualified firm: investment planning; retirement planning; income tax planning and preparation; estate planning and preparation of wills and trusts; and advice on utilization of benefit programs.
Performance Compensation Retirement Plan
Prior to FY 2023, our NEOs, executive management employees, and certain other key management employees designated by the Compensation Committee participated in our Performance Compensation Retirement Plan (“PCRP”), under which the company made contributions to the plan only to the extent we achieved pre-established performance goals. The Compensation Committee determined that executive retention and engagement would be best served by eliminating company contributions to the PCRP for FY 2023 and future years. While the PCRP was not terminated and prior balances in the PCRP will continue to be credited for earnings, the plan was frozen with respect to new participants, and no further contributions have been made on behalf of existing participants.
Executive Deferred Compensation Plan
Our 2005 Executive Deferred Compensation Plan allows executives to defer pay that they have earned. Participants may elect to defer up to 100% of their salaries and annual cash incentive awards under the MIP (excluding any amounts attributable to the exercise of positive discretion by the Compensation Committee). In addition, the company may contribute to this plan any company 401(k) match that cannot be credited to executives’ accounts under the 401(k) plan due to the Internal Revenue Code compensation limitations that apply to the tax-qualified retirement plans. Such limits may apply because the executive’s contributions and the company’s matching contributions were limited by either the annual contribution limit — $24,500 for 2026 — or the annual compensation limit — $360,000 for 2026. NEOs' salary and bonus deferrals are detailed in the FY 2026 Non-Qualified Deferred Compensation table on page 60.

50	La-Z-Boy Incorporated

Compensation Matters
Governance Features and Other Benefits
Executive Management Stock Ownership Guidelines
The Compensation Committee annually monitors compliance by our executive management with stock ownership guidelines. We establish a minimum fixed number of shares of company stock that we expect each executive to own based on a multiple of the executive’s annual base salary at the time we set the guideline. Executives are expected to achieve compliance with the initial guideline within five years. We reset the stock ownership requirement every three years and did so in June 2025 based on each executive’s salary and a representative share price at the end of FY 2025. The committee will reassess the share requirement again in 2028, and, subject to variation in our stock price, executives can expect their requirements to increase as their base salary increases. Current stock ownership guideline values and approximate share requirements for the NEOs are as follows:

	Guideline Value (Multiple of Salary)	Share Requirement

CEO	5x	135,000
Other NEOs	3x	34,000 – 39,000
In determining compliance with the guidelines, we include shares owned directly, shares held in a family trust or qualified retirement program, performance-based shares/units contingently earned for completed performance periods but not yet paid out, and restricted stock/stock unit awards. Unexercised stock options, whether unvested or vested, and performance-based awards that remain subject to performance-based vesting conditions do not count towards compliance with the guidelines. As of April 25, 2026, each of the NEOs was in compliance with the stock ownership guidelines or within the five-year transition period.
Severance Benefits
Named Executive Officer Change-in-Control Agreements
We have change-in-control agreements with our NEOs to support continuity of our leadership in the event the company’s ownership changes. Under the agreements, a change in control generally occurs when a person, entity or group acquires ownership of 30% of a company’s stock, increases its holding to more than 50% of the value or voting power of a company’s stock, or acquires 40% or more of a company’s assets, or if a majority of a company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors who were serving before the date of the appointment or election.
Our agreements provide that an NEO will receive cash severance if we have a change in control and in the succeeding two years (or three years for our CEO), the NEO’s employment terminates under certain conditions. In that event, we would pay an NEO two times (or three times for our CEO) the sum of the executive’s base salary at the time of termination plus the average of the annual bonuses the executive received over the previous three years. The NEO is responsible for any excise tax, and the company does not pay any excise tax gross-ups. We utilize a “best-net” approach where we reduce payments to the safe harbor limit to avoid excise tax only if doing so results in a greater after-tax benefit to the NEO. During the period that we pay severance, we also continue to provide medical and dental benefits. Similar to this severance arrangement, our executives may receive accelerated vesting in outstanding equity awards issued under our 2024 Omnibus Incentive Plan or prior equity plans following a change in control if their employment is terminated. Additional information regarding the change-in-control severance agreements and estimated termination payments to NEOs is presented on pages 60-65.

2026 Proxy Statement	51

Compensation Matters
Named Executive Officer Severance Plan
The severance plan for the NEOs is designed to assist the company in attracting and retaining quality executive talent while providing the company some protection against competition and solicitation by former executives. The severance plan requires the company to pay an NEO severance if the company discharges the executive other than “for cause” or if the NEO leaves the company with “good reason.” Following a qualifying termination of employment, the company would pay the CEO severance for 24 months and pay the other NEOs severance for 12 months at the level of their monthly base salary when their employment ended plus the average of the three most recent annual cash incentive bonuses paid to the executive divided by 12. Termination “for cause” includes employee acts involving dishonesty, fraud, illegality or moral turpitude; material misconduct in the performance of duties; habitual neglect of material duties; and serious violation of company policies. Resignation for “good reason” includes a resignation triggered by a reduction in the executive’s monthly base pay or target bonus opportunity unless similarly situated employees are similarly affected, or the executive is required to relocate to a work location that would increase the distance of their commute by more than 50 miles. NEOs will receive medical and dental benefits during the time they receive severance. If an NEO’s employment terminates following a change in control of the company, the NEO receives benefits under the severance plan only to the extent they exceed benefits the NEO receives pursuant to the NEO’s change-in-control agreement with the company. Information regarding the benefits payable under the severance plan and estimated termination payments to NEOs is presented on pages 60-65.
We established the severance periods of 24 and 12 months based on the market and peer company analysis. To receive severance, NEOs must execute a release of claims and comply with non-competition and non-solicitation covenants for the duration of the severance term.
Recoupment of Incentive Payments
The company has adopted a policy which provides for the recoupment of incentive compensation in certain circumstances in the event of a restatement of financial results by the company. This policy is intended to comply with the requirements of SEC rules and NYSE listing standards implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
In accordance with the terms of the PCRP, if we determine that any contribution credits we previously made to such plan were based on erroneous financial statements or other financial errors or misstatements, we will adjust all participants’ accounts to reflect contribution credits calculated based on complete and accurate financial information.
In addition, in accordance with the terms of applicable award agreements, we will require a management employee, including each of the NEOs, to reimburse us for annual or long-term incentive payments we made to the employee, and we will rescind any contribution credits we made for the employee under the PCRP, to the extent our Board determines that the employee engaged in misconduct that resulted in a material inaccuracy in our financial statements or the performance metrics we used to make incentive payments or awards, and the employee received a higher payment as a result of the inaccuracies.

52	La-Z-Boy Incorporated

Compensation Matters
Executive Compensation Tables
FY 2026 Summary Compensation Table
The FY 2026 Summary Compensation Table presents FY 2024, 2025, and 2026 “total compensation” (see footnotes for the included pay elements) for the NEOs. Mr. Luebke and Mr. Linz were not NEOs prior to FY 2025.
•Actual value realized in FY 2026 for previously granted long-term incentives is presented in the FY 2026 Option Exercises and Stock Vested table on page 59.
•Target annual and long-term incentive opportunities for FY 2026 are presented in the FY 2026 Grants of Plan-Based Awards table on page 55.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Melinda D. Whittington Board Chair, President and Chief Executive Officer	2026	1,063,000	4,711,847	—	1,261,719	259,409	7,295,975
	2025	1,021,333	4,107,199	—	1,261,915	273,317	6,663,764
	2024	981,667	3,553,220	—	1,083,606	253,617	5,872,110
Taylor E. Luebke Senior Vice President and Chief Financial Officer	2026	476,667	830,440	—	339,252	54,665	1,701,024
	2025	348,417	384,133	—	193,201	26,815	952,566

Robert Sundy II President, Retail	2026	517,833	696,841	—	319,578	65,324	1,599,576
	2025	494,167	577,592	—	305,299	61,171	1,438,229
	2024	480,000	548,541	—	264,960	48,442	1,341,943
Terrence J. Linz President, Wholesale Brands	2026	504,167	671,589	—	310,945	48,873	1,535,574
	2025	476,667	559,564	—	294,501	45,205	1,375,937

Michael A. Leggett Senior Vice President and Chief Supply Chain Officer	2026	470,667	609,365	—	335,067	52,623	1,467,722
	2025	449,167	594,806	—	346,861	56,331	1,447,165
	2024	430,850	532,616	—	297,224	50,541	1,311,231
(1)For FY 2026, reflects the total grant date fair market value of restricted stock unit awards granted during the fiscal year, calculated in accordance with FASB ASC Topic 718, as well as the total grant date fair value of the performance-based unit awards granted during the fiscal year, with the performance-based unit awards calculated based on the probable level of achievement at the time of grant. In valuing the FY 2026 restricted stock unit awards, the fair value of each share was $38.26 for those granted to each NEO on June 23, 2025, the market value of our common stock on the date we granted the awards (the service inception date). In valuing the portion of the FY 2026 performance-based unit awards subject to financial performance goals, the fair value of each share was $35.62, the market value of our common stock on the date we granted the awards (the service inception date) less the dividends we expect to pay before the shares vest. In valuing the portion of the FY 2026 performance-based unit awards subject to rTSR goals, the fair value of each share was $52.91, the market value of our common stock on the date we granted the awards (the service inception date) less the dividends we expect to pay before the shares vest. The grant date fair value, assuming maximum achievement of the performance goals, of performance-based units is shown as follows:

Name	FY 2026 ($)

Melinda D. Whittington	5,054,709
Taylor E. Luebke	890,860
Robert Sundy II	747,547
Terrence J. Linz	720,457
Michael A. Leggett	653,706

2026 Proxy Statement	53

Compensation Matters
(2)Consists of cash awards for the achievement of performance goals for the respective year made under our MIP. Payments are generally made in the first quarter following completion of the fiscal year.
(3)All Other Compensation for FY 2026 consists of the following:
•Company contributions to the 401(k) Plan and contributions or credits to the Executive Deferred Compensation Plan of the following amounts: Ms. Whittington – $139,285; Mr. Luebke – $39,972; Mr. Sundy – $49,853; Mr. Linz – $47,715; and Mr. Leggett – $48,842.
•Company-paid life insurance premiums and tax reimbursements related to company contributions to the deferred compensation plans (made in the prior year), which tax reimbursements were of the following amounts: Ms. Whittington – $2,730; Mr. Luebke – $321; Mr. Sundy – $1,078; Mr. Linz – $725; and Mr. Leggett – $3,369.
•For Ms. Whittington, Mr. Luebke, and Mr. Sundy, reimbursement of eligible expenses for financial planning services.
•For Mr. Luebke and Mr. Sundy, expenses for executive physicals program.
•For Ms. Whittington, Mr. Luebke, and Mr. Sundy, fees associated with identity theft monitoring.
•For Ms. Whittington, our incremental cost of $110,290 for her personal use of the company aircraft, which is calculated by multiplying the aircraft's hourly variable operating cost by the flight time for the applicable trip. Variable operating costs consist of fuel, landing and parking fees, variable maintenance, variable pilot expenses for travel, and any special catering costs and other miscellaneous variable costs. On certain occasions, her spouse and other family members or guests accompanied Ms. Whittington on a flight. No additional incremental operating cost is incurred in such situations under the foregoing methodology. The Compensation Committee allocates a specified number of hours of annual personal use of the company aircraft by Ms. Whittington, which results in imputed taxable income for her. We did not pay Ms. Whittington any amounts in connection with taxes on income imputed to her for personal use of the company aircraft.

54	La-Z-Boy Incorporated

Compensation Matters
FY 2026 Grants of Plan-Based Awards
The following table provides details of all incentive plan-based awards granted to the NEOs during FY 2026, all of which were granted under the 2024 Omnibus Incentive Plan. Specifically, the table presents the following FY 2026 incentive awards:
•Annual management incentive award (MIP) potential award range (see “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns). The actual awards are shown in the FY 2026 Summary Compensation Table (see page 53);
•Performance-based units; and
•Restricted stock units.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(4) ($)

Name	Grant Date	Threshold (#)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Melinda D. Whittington
2026 Annual Incentive (MIP)		332,031	1,328,125	2,656,250
Performance-Based Units	6/23/2025				4,758	57,096	114,192				2,527,354
Restricted Stock Units	6/23/2025							57,096			2,184,493
Taylor E. Luebke
2026 Annual Incentive (MIP)		89,277	357,107	714,214
Performance-Based Units	6/23/2025				839	10,063	20,126				445,430
Restricted Stock Units	6/23/2025							10,063			385,010
Robert Sundy II
2026 Annual Incentive (MIP)		84,100	336,398	672,796
Performance-Based Units	6/23/2025				704	8,444	16,888				373,774
Restricted Stock Units	6/23/2025							8,444			323,067
Terrence J. Linz
2026 Annual Incentive (MIP)		81,828	327,311	654,622
Performance-Based Units	6/23/2025				678	8,138	16,276				360,229
Restricted Stock Units	6/23/2025							8,138			311,360
Michael A. Leggett
2026 Annual Incentive (MIP)		88,176	352,702	705,404
Performance-Based Units	6/23/2025				615	7,384	14,768				326,853
Restricted Stock Units	6/23/2025							7,384			282,512
(1)The amounts consist of the threshold, target and maximum payout opportunities under the MIP, with payout based on sales and operating margin performance results. The “Threshold” estimated future payout shown reflects meeting the threshold goal with respect to only one of the performance goals.
(2)The amounts consist of the threshold, target and maximum performance-based units that could vest based on performance with respect to sales growth, operating cash flow and rTSR over the FY 2026–2028 performance period and the NEO's continued employment through the end of the performance period. The “Threshold” estimated future payout shown reflects meeting the threshold for just the sales or operating cash flow goal in any one of the three performance cycles.
(3)The amounts reported in this column represent restricted stock units granted to each NEO in FY 2026. These restricted stock units vest in four installments on each of the first four anniversaries of the grant date, subject to the NEO's continued employment through the applicable vesting date. During the vesting period, cash dividends accrue and will be paid in cash to the NEO to the extent the underlying restricted stock units vest.

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Compensation Matters
(4)Reflects the total grant date fair value of the equity awards granted during the fiscal year, with the performance-based units based on the probable level of achievement. For additional information regarding the assumptions we used in valuing the awards, refer to Note 14, “Stock-Based Compensation” of Item 8, “Financial Statements and Supplementary Data” of our Form 10-K for the fiscal year ended April 25, 2026, as filed with the SEC. In valuing the FY 2026 restricted stock unit awards, the fair value of each share was $38.26, the market value of our common stock on the date we granted the awards (the service inception date). In valuing the portion of the FY 2026 performance-based unit awards subject to financial performance goals, the fair value of each share was $35.62, the market value of our common stock on the date we granted the awards (the service inception date) less the dividends we expect to pay before the shares vest. In valuing the portion of the FY 2026 performance-based unit awards subject to rTSR goals, the fair value of each share was $52.91, the market value of our common stock on the date we granted the awards (the service inception date) less the dividends we expect to pay before the shares vest.

56	La-Z-Boy Incorporated

Compensation Matters
Outstanding Equity Awards at 2026 Fiscal Year-End
The following table presents all outstanding stock options and unvested stock awards (performance-based units and restricted units) held by the NEOs at the end of the fiscal year. Market values for the unvested stock awards are presented based on the closing price of the company’s stock on April 24, 2026 (the last trading day of FY 2026), of $35.40.

		Option Awards				Stock Awards

Name	Grant FY	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Melinda D. Whittington
Performance-Based Units						31,397	1,111,454	161,058	5,701,453
Stock Options	2023	75,948	25,318	24.41	6/28/2032
	2022	101,709	—	37.93	6/21/2031
	2021	34,605	—	27.54	6/22/2030
	2020	21,919	—	30.24	6/17/2029
	2019	34,003	—	33.15	6/18/2028
Restricted Stock Units						133,262	4,717,475
Taylor E. Luebke
Performance-Based Units						2,883	102,058	19,726	698,300
Stock Options
Restricted Stock Units						17,022	602,579
Robert Sundy II
Performance-Based Units						4,495	159,123	23,344	826,378
Stock Options	2023	9,564	3,189	24.41	6/28/2032
	2022	6,509	—	37.93	6/21/2031
Restricted Stock Units						19,462	688,955
Terrence J. Linz
Performance-Based Units						4,346	153,848	22,544	798,058
Stock Options	2023	9,531	3,178	24.41	6/28/2032
	2022	6,225	—	37.93	6/21/2031
	2021	5,268	—	27.54	6/22/2030
	2020	6,674	—	30.24	6/17/2029
Restricted Stock Units						18,840	666,936
Michael A. Leggett
Performance-Based Units						4,372	154,769	21,852	773,561
Stock Options	2023	7,910	3,958	24.41	6/28/2032
Restricted Stock Units						18,667	660,812

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Compensation Matters
(1)Unvested stock options vested as follows:

Grant FY	Options Vesting Schedule

2023	Unvested options vested on June 28, 2026.
(2)The earned but unvested performance-based units will vest as follows:

	FY 2026 Grant(a) (#)	FY 2025 Grant(b) (#)	Total (#)

Melinda D. Whittington	11,229	20,168	31,397
Taylor E. Luebke	1,979	904	2,883
Robert Sundy II	1,660	2,835	4,495
Terrence J. Linz	1,600	2,746	4,346
Michael A. Leggett	1,451	2,921	4,372
(a)Earned and unvested performance-based units are shown and will vest on April 29, 2028.
(b)Earned and unvested performance-based units are shown and will vest on April 24, 2027.
Unvested restricted units will vest as follows:

	FY 2026 Grant(a) (#)	FY 2025 Grant(b) (#)	FY 2024 Grant(c) (#)	FY 2023 Grant(d) (#)	Total (#)

Melinda D. Whittington	57,096	37,060	30,912	8,194	133,262
Taylor E. Luebke	10,063	5,022	1,493	444	17,022
Robert Sundy II	8,444	5,212	4,772	1,034	19,462
Terrence J. Linz	8,138	5,049	4,624	1,029	18,840
Michael A. Leggett	7,384	5,367	4,635	1,281	18,667
(a)Unvested restricted stock units vested or will vest 1/4 on June 23, 2026, 1/4 on June 23, 2027, 1/4 on June 23, 2028, and 1/4 on June 23, 2029.
(b)Unvested restricted stock units vested or will vest 1/3 on June 24, 2026, 1/3 on June 24, 2027, and 1/3 on June 24, 2028, except that in the case of Mr. Luebke’s January 15, 2025 restricted stock unit award with respect to the remaining 3,360 shares, unvested restricted stock units will vest 1/3 on January 15, 2027, 1/3 on January 15, 2028, and 1/3 on January 15, 2029.
(c)Unvested restricted stock units vested or will vest 1/2 on June 26, 2026 and 1/2 on June 26, 2027.
(d)Unvested restricted stock units vested on June 28, 2026.
(3)Unearned performance-based units are shown assuming maximum performance for FY 2025 grant and maximum performance for FY 2026 grant.

Name	Performance-Based Units		Total (#)

	FY 2026 Grant at Maximum(a) (#)	FY 2025 Grant at Maximum(b) (#)

Melinda D. Whittington	95,160	65,898	161,058
Taylor E. Luebke	16,772	2,954	19,726
Robert Sundy II	14,074	9,270	23,344
Terrence J. Linz	13,564	8,980	22,544
Michael A. Leggett	12,308	9,544	21,852
(a)Three-year performance period ends FY 2028 (April 2028).
(b)Three-year performance period ends FY 2027 (April 2027).

58	La-Z-Boy Incorporated

Compensation Matters
FY 2026 Option Exercises and Stock Vested
The following table provides details for each of the NEOs regarding stock options exercised and stock awards that vested during FY 2026.

Name	Option Awards		Stock Awards

	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Melinda D. Whittington	—	—	106,582	3,860,897
Taylor E. Luebke	—	—	6,549	241,204
Robert Sundy II	—	—	16,577	600,772
Terrence J. Linz	—	—	16,082	582,870
Michael A. Leggett	—	—	17,215	627,408
(1)The dollar value of the vested performance-based units is based on the closing price of the company’s common stock on April 24, 2026 (the last trading day of FY 2026). The dollar value of the vested restricted stock/stock units reflects the total pre-tax value realized (based on the closing price of the company's common stock on the vesting date).
FY 2026 Non-Qualified Deferred Compensation Plans
As described in the Compensation Discussion and Analysis above, FY 2022 was the last year in which the company made contributions on behalf of the NEOs under the PCRP. During FY 2026, our participating NEOs remained eligible to receive earnings credits under our PCRP, and were also eligible to participate in our Executive Deferred Compensation Plan. The following table provides details for the NEOs regarding the PCRP.
FY 2026 Non-Qualified Deferred Compensation Pursuant to PCRP

Name	Executive Contribution in FY 2026 ($)(1)	Registrant Contributions in FY 2026 ($)(2)	Aggregate Earnings in FY 2026 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE 2026 ($)(4)

Melinda D. Whittington	—	—	77,664	—	1,444,988
Taylor E. Luebke	—	—	—	—	—
Robert Sundy II	—	—	9,882	—	183,856
Terrence J. Linz	—	—	26,656	—	495,962
Michael A. Leggett	—	—	—	—	—
(1)No executive contributions are permitted under the plan.
(2)No company contributions were made with respect to FY 2026.
(3)Earnings were not reported in the FY 2026 Summary Compensation Table because they were not above-market or preferential. Aggregate earnings are based on an interest rate that corresponds to yields on 20-year AA corporate bonds.
(4)Aggregate balances include the FY 2026 earnings and accumulated balances from prior years, which include prior company contributions and earnings credits. Please refer to page 50 for a discussion of vesting and distribution criteria.

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Compensation Matters
The following table provides details of each NEO's accounts under the Executive Deferred Compensation Plan as of April 25, 2026. Company contribution amounts reflect contributions that could not be made under the 401(k) plan due to IRS rules. Aggregate balances include deferred salary and MIP awards earned in prior years but voluntarily deferred by the officers. Additional discussion of the Executive Deferred Compensation Plan is presented below the table.
FY 2026 Non-Qualified Deferred Compensation
Pursuant to Executive Deferred Compensation Plan

Name	Executive Contribution in FY 2026 ($)(1)	Registrant Contributions in FY 2026 ($)(2)	Aggregate Earnings in FY 2026 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE 2026 ($)(4)

Melinda D. Whittington	—	122,865	85,910	—	680,460
Taylor E. Luebke	—	23,622	7,029	—	55,401
Robert Sundy II	—	32,105	3,283	—	124,697
Terrence J. Linz	73,625	31,141	73,111	—	402,688
Michael A. Leggett	—	31,335	4,274	—	112,842
(1)Elective deferrals of base salary and/or FY 2025 MIP awards paid in FY 2026.
(2)Company contributions to the Executive Deferred Compensation Plan relating to 401(k) contributions that could not be made under the qualified plans. Executive must elect to make sufficient 401(k) deferrals to be entitled to the maximum employer matching contribution under the 401(k) plan for the plan year. Amounts are included in All Other Compensation in the FY 2026 Summary Compensation Table.
(3)Earnings were not reported in the FY 2026 Summary Compensation Table because they were not above-market or preferential.
(4)Amounts shown are fully vested. Amounts in this column include the following amounts that were previously reported in the FY 2026 Summary Compensation Table as compensation for FY 2025 and/or FY 2024: Ms. Whittington – $229,549; Mr. Luebke – $7,212; Mr. Sundy – $60,921; Mr. Linz – $27,046; and Mr. Leggett – $60,812.
All of the executives’ deferrals and any company match amounts are added to a recordkeeping account. The account is credited with earnings or losses, depending upon actual performance of the investment options (mutual funds and similar vehicles) the participant has chosen. These are the same investment options available to all other plan participants.
Payment of a participant’s account balance is deferred until the date the participant designated when making the deferral election. Permissible distribution election changes require that the distribution be deferred at least five years beyond the previously-scheduled payment commencement date and to be effective, changes must be made at least one year before the termination of employment. The deferral amounts are paid either in one lump sum or in annual installments for up to 15 years. Upon a participant’s death, any remaining balance in the participant’s account is paid to the participant’s designated beneficiary.
FY 2026 Estimated Payments Upon Termination or Change in Control
This section presents the estimated incremental payments that would be made to the NEOs upon termination of their employment. Estimated payouts are provided for the following termination events:
•Amounts payable upon termination, regardless of manner.
•Amounts potentially payable upon disability, retirement or death.
•Amounts potentially payable upon a change in control and a subsequent involuntary termination without cause or termination by the NEO with “good reason” under the terms of the change-in-control severance agreements.
•Amounts potentially payable upon involuntary termination without cause or termination by the NEO with “good reason” under the terms of the severance plan.

60	La-Z-Boy Incorporated

Compensation Matters
Payments Made Upon Termination
When an NEO’s employment terminates, the NEO is entitled to receive amounts the NEO earned while employed. These amounts, which are not included in the table below, consist of:
•Accrued salary and any earned, but unused vacation time.
•Amounts vested under retirement and non-qualified deferred compensation plans.
An NEO receives no other payments except when the termination is due to the NEO’s disability, retirement, or death, change in control of the company, or involuntary termination without cause or termination by the NEO with “good reason.” Payments upon disability, retirement, or death are based on plan provisions that apply to all participants in the pertinent plans. Payments made to NEOs upon a termination of employment due to the executive’s disability, retirement, or death, or change in control of the company are described below. Payments made upon involuntary termination without cause or termination by the NEO with “good reason,” in the absence of a change in control, are described in Named Executive Officer Severance Plan on page 52. We have change-in-control severance agreements with NEOs. The Table of Estimated Payments Upon Termination or Change in Control on pages 63-65 details each type of payment.
Payments Made Upon Disability or Retirement
In the event of disability or retirement, the NEO will receive the following incremental benefits:
•Stock options: Accelerated vesting of unvested options if an NEO becomes disabled. Unvested options granted at least ten months prior to the retirement date will fully vest upon retirement.
•Performance-based units: The Compensation Committee may determine that the NEO is eligible to receive a partial payout following the end of the three-year performance period based on the company’s performance in any fiscal years that have been completed at the time the NEO retires or becomes disabled. Beginning with grants made in FY 2026, the NEO is eligible for a partial payout of the rTSR portion of the performance-based award based on the company’s performance at the end of the three-year performance cycle. Proration is based on the number of fiscal years that have been completed within the performance cycle at the time the NEO retires or becomes disabled. The table below reflects a value based on the prorated number of shares assuming target performance since the company will not know its achievement against the rTSR performance goal until the entire three-year performance cycle concludes.
•Restricted stock units: If an NEO becomes disabled, all restricted stock units continue to vest based on the four-year vesting schedule established at the time of the grant. If an NEO retires, unvested restricted stock units granted at least ten months prior to the retirement date will continue to vest based on the four-year vesting schedule established at the time of the grant.
•MIP awards: Payment of a MIP award following conclusion of the fiscal year, determined by applying the bonus percentage the NEO would have been entitled to based on the company’s performance to the NEO’s eligible earnings during the fiscal year. The MIP awards earned and paid for FY 2026 performance, which are reported in the FY 2026 Summary Compensation Table on page 53, are not included in the table below.
For awards granted during or prior to FY 2022 under our prior La-Z-Boy Incorporated 2017 Omnibus Incentive Plan (the “2017 Omnibus Incentive Plan”), retirement occurs after the employee has attained age 55 and been credited with 10 years of service (as defined in such plan). For awards granted during or after FY 2023 under our prior 2022 Omnibus Incentive Plan or our current shareholder-approved 2024 Omnibus Incentive Plan, as applicable, retirement occurs after the employee's age and years of service (as defined in such plan) equal 65, with a minimum age of 55.
Additionally, the NEO or his or her beneficiary will receive benefits under disability plans available generally to all salaried employees. These potential payments are not reflected in the table.

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Compensation Matters
Payments Made Upon Death
In the event of death, the NEO’s beneficiary will receive the following incremental benefits:
•Stock options: Accelerated vesting of unvested options.
•Performance-based units: The Compensation Committee may determine that the NEO is eligible to receive a partial payout at the end of the performance period based on the company’s performance in any fiscal years that had been completed at the time of the NEO’s death. Beginning with grants made in FY 2026, the NEO is eligible for a partial payout of the rTSR portion of the performance-based award based on the company’s performance at the end of the three-year performance cycle. Proration is based on the number of fiscal years that have been completed within the performance cycle at the time of the NEO’s death. The table below reflects a value based on the prorated number of shares assuming target performance since the company will not know its achievement against the rTSR performance goal until the entire three-year performance cycle concludes.
•Restricted stock units: All restrictions lapse and shares will fully vest.
•MIP awards: Payment of a MIP award following conclusion of the fiscal year, determined by applying the bonus percentage the NEO would have been entitled to based on the company’s performance to the executive’s eligible earnings during the fiscal year. The MIP awards earned and paid for FY 2026 performance, which are reported in the FY 2026 Summary Compensation Table on page 53, are not included in the following table.
Additionally, the NEO or his or her beneficiary will receive benefits under life insurance plans available generally to all salaried employees. These potential payments are not reflected in the table.
Change in Control
We have change-in-control severance agreements with our NEOs to support continued management in the event of an actual or threatened change in control of the company. The agreements provide that if an NEO’s employment is terminated other than upon death, disability or for cause within two years (three years for the CEO) after a change in control, the executive will be entitled to the following:
•For executives other than our CEO, two times the executive’s base salary (three times for the CEO) at the time of termination plus two times (three times for the CEO) the average of the annual bonuses the executive received over the previous three years.
•Continuation of medical and dental benefits for three years for the CEO and two years for the other NEOs.
•Reimbursement of certain legal fees and expenses incurred by the executive in enforcing the agreement.
The agreements automatically renew for an additional one-year period unless either the company or the NEO gives the other at least 90 days’ prior notice of non-extension. If a change in control occurs, the agreements automatically extend for 24 months (36 months for the CEO).
The NEO is responsible for any excise tax, and the company does not pay any gross-up. We utilize a “best-net” approach where we reduce payments to the safe harbor limit to avoid excise taxes only if doing so results in a greater after-tax benefit to the NEO.
Performance-based units granted under our 2022 and 2024 Omnibus Incentive Plan will be converted to time-based awards at the time of the transaction, based on the best financial information available about the company’s performance as of the close of business on the day immediately before a “corporate transaction” (as defined in the applicable plan), and continued service through the performance period. In determining the extent to which performance criteria have been satisfied, where the performance criteria are based on results that accumulate over the term of the award or over one year of the term, the performance requirement will be prorated in accordance with the portion of the term or year that was completed before the corporate transaction. In the event that, within two years following the corporate transaction, the employee is terminated by us without cause or by the employee for good reason, then all of the employee’s performance-based units will immediately vest upon such termination and generally be settled within sixty (60) days following such termination.

62	La-Z-Boy Incorporated

Compensation Matters
Beginning with grants made in FY 2023, NEOs will also be entitled to receive full accelerated vesting of outstanding stock option, restricted stock, and restricted stock unit awards if, following a corporate transaction, their employment is terminated either (i) by the company without cause, or (ii) by the NEO with good reason, in each case during the two (2) year period following the corporate transaction.
Table of Estimated Payments Upon Termination or Change in Control
In the following table, we estimate incremental payments (payable as the result of the specified termination event) that would have been payable to NEOs in the event of change in control, disability, retirement, death, or involuntary termination, assuming the event occurred on April 25, 2026. The value of equity awards is based on the closing price of $35.40 of the company’s stock on April 24, 2026 (the last trading day of FY 2026). The amounts provided below are estimates of amounts that would have been payable. The actual amounts paid in future years, if any, will depend on the executive’s pay, terms of separation, severance plan, and change-in-control agreement in place, and the company’s stock price at the time of termination.

Name and Benefit	Change in Control ($)(1)	Retirement ($)(2)(3)(4)	Disability ($)(2)(4)	Death ($)(2)(5)	Involuntary Termination Other than for Cause or Resignation with Good Reason Under Severance Plan ($)

Melinda D. Whittington
Base Salary (3 times annual salary)	3,210,000	—	—	—	—
Annual Incentive (3 times average actual MIP amount paid in prior 3 years)	3,702,397	—	—	—	—
Stock Options (accelerated vesting)	278,245	278,245	278,245	278,245	—
Restricted Stock Units (accelerated vesting or continued vesting)	4,717,475	4,717,475	4,717,475	4,717,475	—
Performance-Based Units (accelerated vesting)	3,805,040	1,560,609	1,560,609	1,560,609	—
Broad-Based Benefits(6)	54,840	—	—	—	36,560
Severance Payment	—	—	—	—	4,608,265
Total Incremental Pay(7)	15,767,997	6,556,329	6,556,329	6,556,329	4,644,825
Taylor E. Luebke
Base Salary (2 times annual salary)	968,000	—	—	—	—
Annual Incentive (2 times average actual MIP amount paid in prior 3 years)	271,181	—	—	—	—
Stock Options (accelerated vesting)	—	—	—	—	—
Restricted Stock Units (accelerated vesting or continued vesting)	602,579	—	602,579	602,579	—
Performance-Based Units (accelerated vesting)	401,684	—	181,213	181,213	—
Broad-Based Benefits(6)	41,177	—	—	—	20,588
Severance Payment	—	—	—	—	619,590
Total Incremental Pay(7)	2,284,621	—	783,792	783,792	640,178

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Compensation Matters

Name and Benefit	Change in Control ($)(1)	Retirement ($)(2)(3)(4)	Disability ($)(2)(4)	Death ($)(2)(5)	Involuntary Termination Other than for Cause or Resignation with Good Reason Under Severance Plan ($)

Robert Sundy II
Base Salary (2 times annual salary)	1,044,000	—	—	—	—
Annual Incentive (2 times average actual MIP amount paid in prior 3 years)	589,861	—	—	—	—
Stock Options (accelerated vesting)	35,047	—	35,047	35,047
Restricted Stock Units (accelerated vesting or continued vesting)	688,955	—	688,955	688,955	—
Performance-Based Units (accelerated vesting)	547,850	—	225,533	225,533	—
Broad-Based Benefits(6)	13,842	—	—	—	6,921
Severance Payment	—	—	—	—	816,930
Total Incremental Pay(7)	2,919,555	—	949,535	949,535	823,851
Terrence J. Linz
Base Salary (2 times annual salary)	1,040,000	—	—	—	—
Annual Incentive (2 times average actual MIP amount paid in prior 3 years)	568,393	—	—	—	—
Stock Options (accelerated vesting)	34,926	—	34,926	34,926	—
Restricted Stock Units (accelerated vesting or continued vesting)	666,936	—	666,936	666,936	—
Performance-Based Units (accelerated vesting)	529,442	—	217,852	217,852	—
Broad-Based Benefits(6)	14,882	—	—	—	7,441
Severance Payment	—	—	—	—	804,196
Total Incremental Pay(7)	2,854,579	—	919,714	919,714	811,637
Michael A. Leggett
Base Salary (2 times annual salary)	960,000	—	—	—	—
Annual Incentive (2 times average actual MIP amount paid in prior 3 years)	696,897	—	—	—	—
Stock Options (accelerated vesting)	43,498	—	43,498	43,498	—
Restricted Stock Units (accelerated vesting or continued vesting)	660,812	—	660,812	660,812	—
Performance-Based Units (accelerated vesting)	523,814	—	212,860	212,860	—
Broad-Based Benefits(6)	42,292	—	—	—	21,146
Severance Payment	—	—	—	—	828,448
Total Incremental Pay(7)	2,927,313	—	917,170	917,170	849,594
(1)Amounts shown for performance-based units reflect their values as of April 25, 2026, as if the entire three-year performance period had been completed, computed based on estimated financial performance information available at that time. In the case of each payment, these calculations assume that the NEO undergoes a qualifying termination of employment immediately following the change-in-control. Furthermore, with respect to restricted stock unit and stock

64	La-Z-Boy Incorporated

Compensation Matters
option awards granted prior to FY 2023, these calculations assume that the Board has exercised discretion to provide for full accelerated vesting of such awards in connection with a qualifying termination immediately following the change in control.
(2)Reflects value as of April 25, 2026, of all outstanding unvested stock options.
(3)Mr. Luebke, Mr. Sundy, Mr. Linz, and Mr. Leggett were not eligible for retirement as of April 25, 2026. Ms. Whittington was not eligible to retire under the retirement definition applicable to the FY 2022 and prior grants as of April 25, 2026; however, she was retirement eligible under the retirement definition applicable to awards granted in or after FY 2023.
(4)Amounts shown for performance-based units reflect their values as of April 25, 2026, based on targets for FY 2025 and FY 2026 and actual performance against those targets. In its discretion, the Compensation Committee may reduce or eliminate payments that otherwise would be made under these awards upon disability or retirement, except with respect to performance-based units subject to vesting based upon the satisfaction of the rTSR performance goals as described above.
(5)Amounts shown for performance-based units reflect their values as of April 25, 2026, based on targets for FY 2025 and FY 2026 and actual performance against those targets. In its discretion, the Compensation Committee may eliminate payments that otherwise would be made under these awards upon death.
(6)Change in Control: two years’ (three years for CEO) continuation of medical and dental coverage. Severance Plan: continuation of medical and dental insurance while the executive receives severance.
(7)Under the terms of the change-in-control severance agreements, if the payments and benefits to an NEO under his or her respective change-in-control severance agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, if such reduction would result in the NEO receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any such reduction in compensation or benefits pursuant to the terms of the change-in-control severance agreements.
CEO Pay Ratio
For FY 2026, our last completed fiscal year, the median annual total compensation of all our employees (other than our CEO) was $39,555 and the annual total compensation of our CEO was $7,295,975. Accordingly, the ratio of our CEO’s annual total compensation to the median annual compensation of all other employees was estimated to be 184:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules.
To identify, and to determine the annual total compensation of, the median employee, we used the following methodology and assumptions:
•We collected the compensation data of all of our employees globally, as of February 1, 2026, for the prior twelve-month period.
•We annualized compensation for newly hired employees who were hired between February 1, 2025 and January 31, 2026. However, we did not annualize compensation for employees who were rehired or furloughed during such period and did not make full-time equivalent adjustments for any part-time employees. In addition, we did not utilize the de minimis exception for employees in other countries, statistical sampling or other similar methods, or any cost-of-living adjustment, which approaches are allowed under SEC regulations, in calculating the pay ratio.
•Any compensation in non-U.S. currencies was converted to U.S. dollars using exchange rates as of February 1, 2026.
•We used total compensation received as our consistently applied compensation measure, calculated as the sum of the following amounts: (i) base pay (including overtime for hourly employees), (ii) bonuses (including non-cash equivalents) and sales commissions, and (iii) with respect to employees on the Mexican payroll system, cash allowances.
We calculated the median employee’s FY 2026 annual total compensation using the same methodology we used in the FY 2026 Summary Compensation Table.

2026 Proxy Statement	65

Compensation Matters
Pay Versus Performance
Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the Pay Versus Performance Table (set forth below) is required to include “Compensation Actually Paid,” as calculated per SEC disclosure rules, to the company’s principal executive officer (“PEO”) and the company’s non-PEO NEOs, as noted below. “Compensation Actually Paid” represents a required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, the NEO’s realized or earned compensation, as well as from the way in which the Compensation Committee views annual compensation decisions, as discussed in the Compensation Discussion and Analysis. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to performance-based share/unit awards, stock options and restricted stock/stock unit awards, which remain subject to forfeiture if the vesting conditions are not satisfied.

Pay Versus Performance
	Summary Compensation Table Total for Whittington ($)(2)	Compensation Actually Paid to Whittington ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:(4)

Year(1)					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)	Net Income ($000)	Sales ($000)(6)

FY 2026	7,295,975	4,811,633	1,575,974	1,256,814	91.68	93.72	101,985	2,126,635
FY 2025	6,663,764	9,988,446	1,445,402	1,642,794	98.46	76.97	99,556	2,109,207
FY 2024	5,872,110	7,158,165	1,509,549	1,754,668	82.02	73.48	122,626	2,047,027
FY 2023	5,983,987	6,667,375	1,549,759	1,683,115	69.51	68.96	150,664	2,349,433
FY 2022	5,798,794	3,020,052	1,662,812	720,942	61.94	69.74	150,017	2,356,811
(1)Melinda D. Whittington served as the company’s PEO for the entirety of FY 2022 through FY 2026. The other NEOs for the applicable fiscal years were as follows:
a.FY 2026: Taylor E. Luebke, Robert Sundy II, Terrence J. Linz, and Michael A. Leggett.
b.FY 2025: Taylor E. Luebke, Michael A. Leggett, Robert Sundy II, Terrence J. Linz, and Robert G. Lucian.
c.FY 2024: Robert G. Lucian, Rebecca M. Reeder, Robert Sundy II, and Michael A. Leggett.
d.FY 2023: Robert G. Lucian, Otis S. Sawyer, Michael A. Leggett, and Robert Sundy II.
e.FY 2022: Robert G. Lucian, Darrell D. Edwards, Otis S. Sawyer, and Raphael Z. Richmond.
(2)Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year(s) in which the individual served as PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable fiscal year for the company’s NEOs reported for the applicable year other than the PEOs for such years.
(3)To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable years. A reconciliation of the adjustments for Ms. Whittington and for the average of the other NEOs is set forth following the footnotes to this table.
(4)Pursuant to the rules of the SEC, the comparison assumes $100 was invested on April 24, 2021 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)The company used the Dow Jones U.S. Furnishings Index for its TSR Peer Group. This is the same peer group used for purposes of the 2026 Annual Report.
(6)For FY 2026, the Compensation Committee determined that sales continues to be viewed as a core driver of the company’s performance and stockholder value creation and is used as a component in the company’s FY 2026 MIP and FY 2026 - 2028 long-term equity incentive program. Sales is measured on a GAAP basis and does not reflect any adjustments. Please see the Compensation Discussion and Analysis for further information regarding the use of sales in the company's executive compensation program.

66	La-Z-Boy Incorporated

Compensation Matters

CAP Adjustments

Year	Summary Compensation Table Total ($)(a)	Minus Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(b)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(c)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(d)	Plus/(Minus) Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(f)	Minus Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(g)	Plus Dollar Value of Dividends or Other Earnings Paid on Stock Awards in Fiscal Year and Prior to Vesting Date ($)(h)	Equals Compensation Actually Paid ($)

Melinda D. Whittington
FY 2026	7,295,975	(4,711,847)	3,991,781	(931,448)	—	(951,321)	—	118,493	4,811,633
FY 2025	6,663,764	(4,107,199)	4,609,892	1,593,566	—	1,139,356	—	89,067	9,988,446
FY 2024	5,872,110	(3,553,220)	4,308,474	732,296	—	(257,947)	—	56,452	7,158,165
FY 2023	5,983,987	(3,535,586)	4,172,324	111,389	—	(84,103)	—	19,364	6,667,375
FY 2022	5,798,794	(2,699,687)	1,399,838	(1,115,543)	—	(369,278)	—	5,928	3,020,052
Non-PEOs (Average)
FY 2026	1,575,974	(702,059)	594,770	(110,988)	—	(117,531)	—	16,648	1,256,814
FY 2025	1,445,402	(624,236)	524,306	178,144	17,274	176,307	(88,788)	14,385	1,642,794
FY 2024	1,509,549	(698,139)	845,458	100,581	—	(15,249)	—	12,468	1,754,668
FY 2023	1,549,759	(657,470)	775,876	22,396	—	(13,725)	—	6,279	1,683,115
FY 2022	1,662,812	(535,139)	277,482	(484,233)	—	(201,653)	—	1,673	720,942
a.Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the non-PEOs, amount shown represent averages.
b.Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
c.Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes and, in the case of performance-based share/unit awards, are valued based on the probable outcome of the underlying performance-based vesting conditions as of the applicable fiscal-year end.
d.Represents the change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held by the applicable NEO, granted in previous fiscal years, as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for performance-based share/unit awards, based on the probable outcome of the underlying performance-based vesting conditions as of the last day of the fiscal year.
e.Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
f.Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
g.Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
h.Represents the dollar value of any cash dividends or other earnings paid on stock awards in the indicated fiscal year and prior to the vesting date that are not otherwise included in the total compensation for the indicated fiscal year.

2026 Proxy Statement	67

Compensation Matters
Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the five-year cumulative period are reflective of the Compensation Committee’s philosophy to create and reinforce a pay for performance culture as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to our stock performance and our varying levels of achievement against pre-established performance goals under our MIP and long-term equity incentive program, including sales, operating margin, operating cash flow, and rTSR.
TSR: Company versus Peer Group and Compensation Actually Paid
As shown in the chart below, our five-year cumulative TSR for the period of FY 2022 through FY 2026 is generally aligned to the TSR for companies included in our peer group. As this chart demonstrates, Compensation Actually Paid for our PEO and our other NEOs was generally aligned with our TSR during the applicable period.

La-Z-Boy TSR vs. Peer Group TSR and Compensation Actually Paid
Compensation Actually Paid
12M
9M
6M
3M
0M
TSR
200
150
100
50
0
FY22
FY23
FY24
FY25
FY26
La-Z-Boy TSR
Peer Group TSR
Comp. Actually Paid to PEO
Average Comp. Actually Paid to Other NEOs

68	La-Z-Boy Incorporated

Compensation Matters
Compensation Actually Paid versus Sales (Company Selected Measure)
The chart below demonstrates the relationship between Compensation Actually Paid amounts for our PEO and each of our other NEOs and our sales for the applicable fiscal year. Variations in the Compensation Actually Paid amounts for our PEO and other NEOs are due in large part to the significant emphasis the company places on long-term equity incentives, the value of which fluctuates based on the vesting level of our performance-based equity awards and changes in stock price over time.

Compensation Actually Paid vs Sales
12M
9M
6M
3M
0M
3.0B
2.5B
2.0B
1.5B
1.0B
Compensation Actually Paid
Sales
FY22
FY23
FY24
FY25
FY26
Sales
Comp. Actually Paid to PEO
Average Comp. Actually Paid to Other NEOs

2026 Proxy Statement	69

Compensation Matters
Compensation Actually Paid versus Net Income
The chart below demonstrates the relationship between Compensation Actually Paid amounts for our PEO and our other NEOs and our net income. Net income is not a direct component of our executive compensation program, although it is correlated with other components of our executive compensation program, such as our operating margin metric. Variations in the Compensation Actually Paid amounts for our PEO and other NEOs are due in large part to the significant emphasis the company places on long-term equity incentives, the value of which fluctuates based on the vesting level of our performance-based equity awards and changes in stock price over time.

Compensation Actually Paid vs Net Income
12M
9M
6M
3M
0M
200M
150M
100M
50M
0M
Compensation Actually Paid
Net Income
FY22
FY23
FY24
FY25
FY26
Net Income
Comp. Actually Paid to PEO
Average Comp. Actually Paid to Other NEOs

The following is a list of financial performance measures, which in the company’s assessment represent the most important financial performance measures used by the company to link Compensation Actually Paid to the NEOs for FY 2026:
•Sales
•Operating Margin
•Operating Cash Flow
•rTSR
•Stock Price (through the use of equity-based awards)
Equity Grant Timing
The Compensation Committee and senior management monitor the company’s equity grant policies to evaluate whether such policies comply with governing regulations and are consistent with good corporate governance practices. Annual equity grants to the executive officers are generally made at the Compensation Committee meeting held in June of each year, after results for the preceding fiscal year become available and after review and evaluation of each executive officer’s performance, enabling the Compensation Committee to consider both the prior year’s performance and expectations for the succeeding year in making equity grant decisions. However, the Compensation Committee may make grants at any time during the year it deems appropriate. The company does not schedule its equity grants in anticipation of the release of material non-public information (“MNPI”) nor does the company time the release of MNPI based on equity grant dates.

70	La-Z-Boy Incorporated

SECURITIES OWNERSHIP
Security Ownership of Directors and Executive Officers
The following table shows the number of shares of the company's common stock reported to us as beneficially owned by each of our directors and NEOs as of June 26, 2026, and by all directors and executive officers as a group as of that date, including shares of the company's common stock that they have a right to acquire within 60 days after June 26, 2026, by the exercise of stock options or settlement of RSUs.
Ms. Whittington beneficially owned 1.6% of the total number of outstanding shares of common stock as of June 26, 2026. No other director or NEO beneficially owned 1% or more of the total number of outstanding shares as of June 26, 2026. The directors and executive officers as a group beneficially owned 3.1% of the total number of outstanding shares as of June 26, 2026. Each person has sole voting and investment power for the number of shares shown unless otherwise noted.

Name of Beneficial Owners	Shares Owned Directly or Indirectly(1) (#)	RSUs Held by Non-Employee Directors(2) (#)	Shares Individuals Have Rights to Acquire within 60 Days (#)	Total Shares Beneficially Owned (#)

Erika L. Alexander	11,844	6,090	—	17,934
Matthew H. Baer	2,030	3,653	—	5,683
William C. Boor	—	2,448	—	2,448
Raza S. Haider	7,988	3,653	—	11,641
Janet E. Kerr	—	53,385	—	53,385
Mark S. LaVigne	9,115	3,653	—	12,768
Michael T. Lawton	11,844	31,813	—	43,657
Michael A. Leggett	29,295	—	13,149	42,444
Terrence J. Linz	50,020	—	31,905	81,925
Taylor E. Luebke	21,158	—	444	21,602
Rebecca L. O’Grady	11,844	13,066	—	24,910
Lauren B. Peters	11,844	22,364	—	34,208
Robert Sundy II	46,870	—	20,296	67,166
Melinda D. Whittington	274,788	—	382,076	656,864
All directors and executive officers as a group (17 persons)	592,165	140,125	515,436	1,247,726
(1)Represents shares as to which the individual has sole voting and investment power or for which the individual shares such power with his or her spouse. None of these shares has been pledged as security.
(2)RSUs held by each non-employee director that were granted prior to August 30, 2022, vest and settle in shares of common stock when the director leaves the Board. RSUs held by each non-employee director that were granted after August 30, 2022, vest and settle in shares of common stock on the one-year anniversary of the grant date.

2026 Proxy Statement	71

Securities Ownership
Security Ownership of 5% Beneficial Owners
The following table provides information about entities that beneficially owned more than 5% of our common stock, as of June 26, 2026, according to reports filed with the SEC. To our knowledge, except as noted in the table below, no person or entity is the beneficial owner of more than 5% of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)

BlackRock, Inc. and subsidiaries 50 Hudson Yards New York, NY 10001(1)	6,105,620	15.3

Vanguard Portfolio Management LLC 100 Vanguard Blvd. Malvern, PA 19355(2)	2,781,291	7.0

Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, TX 78746(3)	2,648,484	6.6

Vanguard Capital Management LLC 100 Vanguard Blvd. Malvern, PA 19355(4)	2,145,818	5.4

(1)Based on a Schedule 13G/A filed with the SEC on July 18, 2025, in which BlackRock, Inc., a parent holding company, reported that, as of June 30, 2025, it had sole voting power with respect to 6,001,356 shares and sole dispositive power with respect to 6,105,620 shares, and shared voting and dispositive power with respect to none of the shares.
(2)Based on a Schedule 13G filed with the SEC on April 29, 2026, in which Vanguard Portfolio Management LLC, an investment adviser, reported that, as of March 31, 2026, it had sole voting power with respect to 41,728 shares and sole dispositive power with respect to 2,781,291 shares, and shared voting and dispositive power with respect to none of the shares.
(3)Based on a Schedule 13G/A filed with the SEC on October 9, 2025, in which Dimensional Fund Advisors LP, an investment adviser, reported that, as of September 30, 2025, it had sole voting power over 2,589,513 shares, sole dispositive power over 2,648,484 shares, and shared voting and dispositive power with respect to none of the shares.
(4)Based on a Schedule 13G filed with the SEC on April 30, 2026, in which Vanguard Capital Management LLC, an investment adviser, reported that, as of March 31, 2026, it had sole voting power with respect to 313,211 shares and sole dispositive power with respect to 2,145,818 shares, and shared voting and dispositive power with respect to none of the shares.

72	La-Z-Boy Incorporated

OTHER INFORMATION
Notice of Internet Delivery
We are making our proxy materials available to our shareholders on the Internet. On July 15, 2026, we sent shareholders a Notice of Internet Availability of Proxy Materials, which included instructions on how to access our proxy materials. The materials, consisting of this Proxy Statement and our 2026 Annual Report, are available at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote shares. By making the materials available through the Internet, we expect to reduce our costs, conserve natural resources, and expedite delivery of the proxy materials. If, however, you prefer to receive paper copies of the proxy materials, please follow the instructions included on the Notice of Internet Availability of Proxy Materials. If you previously elected to receive our proxy materials electronically, you will continue to receive them by e-mail until you elect otherwise.
Voting
Voting. Only shareholders of record at the close of business on June 26, 2026, the record date for the Annual Meeting, will be eligible to vote. There is only one class of stock entitled to vote at the meeting, our common stock, $1.00 par value, of which there were 40,011,207 shares outstanding on the record date. A quorum, which is a majority of the outstanding shares entitled to vote at the meeting, is needed to conduct a meeting. Each share is entitled to one vote for each director position and one vote for each proposal; cumulative voting is not available. If you received a paper copy of the proxy materials, you may vote your shares by signing and dating each proxy card you received and returning the cards in the enclosed envelope. The proxies will be voted according to your directions on the proxy card. If you return a signed card without specifying your vote, your shares will be voted:
•FOR the election of each of the ten director nominees named in this Proxy Statement;
•FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for FY 2027; and
•FOR the approval, through a non-binding advisory vote, of the compensation of our NEOs as disclosed in this Proxy Statement.
If you sign and return your proxy card, your shares will be voted on any other business that properly comes before the meeting as determined by the persons named in the proxy. We urge you to sign, date, and return your proxy card promptly, or vote by telephone or on the Internet (see below), even if you plan to attend the meeting in person. If you do attend in person, you will be able to vote your shares at the meeting even if you previously signed a proxy card or voted by telephone or on the Internet, as voting in person will cancel any previously submitted vote and revoke any previously submitted proxy. All votes cast via written proxy or by telephone or Internet must be received prior to 11:59 p.m. Eastern Time on the day prior to the meeting.
Telephone and Internet Voting. If your shares are held in your name, you can vote by telephone or on the Internet by following the instructions on the proxy card or as explained in the Notice of Internet Availability of Proxy Materials. If you are a beneficial holder with your shares held in the name of your broker, bank, or other financial institution, you will receive telephone or Internet voting instructions from your institution.
Shares Held by Broker. If you hold your shares through a broker, bank, or other financial institution, you will receive your proxy materials and voting instructions from the institution. Under NYSE rules, your broker, bank, or financial institution will not vote your shares in director elections without your specific instructions. To ensure your vote is counted, you must provide directions to your broker, bank, or financial institution by following its instructions.
Shares Held in Retirement Savings Plan. If you hold shares in the La-Z-Boy Incorporated Retirement Savings Plan, you will receive voting instructions with regard to those shares. If you do not provide instructions on how to vote such shares on or before August 20, 2026, the plan shares will be voted in the same proportion as the shares for which voting instructions are received from all other participants in the plan.

2026 Proxy Statement	73

Other Information
Changing Your Vote. You may change your vote by submitting a new vote by proxy, telephone, Internet, or in person at the meeting. A later vote will cancel an earlier vote. For example, if you vote by Internet and later vote by telephone, the telephone vote will count, and the Internet vote will be canceled. If you wish to change your vote by mail, you should request a new proxy card from our Corporate Secretary at One La-Z-Boy Drive, Monroe, Michigan, 48162. Your last vote received before the meeting will be the only one counted. You may also change your vote by voting in person at the Annual Meeting. In that event, your vote at the Annual Meeting will count and cancel any previous vote.
Vote Required. Under applicable Michigan law and our bylaws, directors are elected by plurality vote. Provided there is a quorum at the Annual Meeting, the nominees who receive the highest through the tenth highest numbers of votes will be elected, regardless of the number of votes cast. So long as each candidate receives at least one vote, withheld votes and broker non-votes have no effect on the election results. However, our Corporate Governance Guidelines require that any director who fails to receive a majority of the votes cast in a non-contested election must submit his or her resignation to the Board following certification of the vote. Within 90 days following certification of the vote, the Board, excluding the director failing to receive a majority of the votes cast, will decide whether to accept such offered resignation and the company will promptly publicly disclose the Board’s decision. For purposes of this provision of our Corporate Governance Guidelines, only votes FOR or WITHHELD from a given candidate will be counted as votes cast. Broker non-votes will not count.
Ratification of the selection of our independent auditor requires a majority of votes cast on the proposal. Abstentions have no effect as they are considered as votes not cast. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on this proposal.
Approval of the advisory resolution to approve the compensation of our NEOs must receive a majority of the votes cast on the proposal. Abstentions and broker non-votes have no effect as they are considered votes not cast.
Number of Copies Sent to Household. If there are two or more shareholders at your address, we have sent your household only one copy of our 2026 Annual Report and Proxy Statement unless you previously withheld your consent to “householding” or you instruct us otherwise. Householding saves us the expense of mailing duplicate documents and conserves natural resources. We will promptly deliver a separate copy of this Proxy Statement and the accompanying 2026 Annual Report to any shareholder at a shared address to which a single copy of these documents has been delivered upon our receipt of written or oral request from the shareholder directed to our address shown below or to us at 734-242-1444. You may, at any time, revoke your consent to householding by contacting Broadridge Financial Solutions, Inc., either by calling toll-free 866-540-7095, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation, and each shareholder at your address will then begin receiving individual copies.
Incorporation by Reference
The Audit Committee Report on page 30 and the Compensation and Talent Oversight Committee Report on page 32 are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such information by reference. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on our website, including, but not limited to, the contents of our Impact Report, is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated by reference herein or into any of our other filings with the SEC.
Cautionary Note Regarding Forward-Looking Statements
In this Proxy Statement, we make “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements may include words such as “aim,” “anticipates,” “believes,” “continues,” “estimates,” “expects,” “feels,” “forecasts,” “hopes,” “intends,” “plans,” “projects,” “likely,” “seeks,” “short-term,” “non-recurring,” “one-time,” “outlook,” “target,” “unusual,” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” or “may.” A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not

74	La-Z-Boy Incorporated

Other Information
occur. You should not place undue reliance on forward-looking statements, which speak to our views only as of the date of this Proxy Statement. These forward-looking statements are all based on currently available operating, financial, and competitive information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial performance.
Our actual future results and trends may differ materially from those we anticipate depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our Annual Report on Form 10-K for the fiscal year ended April 25, 2026, filed with the SEC on June 16, 2026, under Item 1A “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this Proxy Statement or any other public statement made by us, including by our management, may turn out to be incorrect. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.
Additional Information
This Proxy Statement, Notice of the Annual Meeting and our 2026 Annual Report, and all of our other filings with the SEC, may be accessed via the Investor Relations page on our website at https://ir.la-z-boy.com or through the SEC’s website at www.sec.gov. Our 2026 Annual Report, Notice of the Annual Meeting and this Proxy Statement are also available upon a shareholder’s written request to Investor Relations, La-Z-Boy Incorporated, One La-Z-Boy Drive, Monroe, Michigan 48162.
Costs of Proxy Solicitation
We will pay the expense of soliciting proxies pursuant to this Proxy Statement. Directors, officers, or employees may solicit proxies without additional compensation and the company may reimburse brokers and other nominees for forwarding materials.
Shareholder Proposals and Nominations for the 2027 Annual Meeting
Pursuant to the rules of the SEC, if a shareholder wishes to submit a proposal for possible inclusion in La-Z-Boy Incorporated’s 2027 proxy statement pursuant to Rule 14a-8 under the Exchange Act, we must receive it on or before March 17, 2027. All proposals submitted pursuant to Rule 14a-8 under the Exchange Act must comply with the SEC rules regarding eligibility for inclusion in our proxy statement.
Our bylaws provide that a shareholder may nominate a candidate for election as a director at an annual meeting of shareholders, or propose business for consideration at such meeting outside of Rule 14a-8, only by written notice containing the information required by the bylaws delivered to the Secretary at our principal executive offices not later than the close of business on the 90th day, and not earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Accordingly, a shareholder nomination or proposal intended to be considered at the 2027 annual meeting of shareholders must be received by our Corporate Secretary on or after April 27, 2027, and no later than the close of business on May 27, 2027, and it must contain the information required by our bylaws. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 28, 2027.
All proposals and nominations must be in writing and should be mailed to La-Z-Boy Incorporated, to the attention of the Corporate Secretary, at our principal executive office: One La-Z-Boy Drive, Monroe, MI 48162. A copy of the bylaws may be obtained by written request to the same address.

2026 Proxy Statement	75

APPENDIX A
Reconciliation of GAAP to Adjusted Financial Measures

	Year Ended
	4/25/26		4/26/25

(Amounts in thousands, except per share data)		GAAP and Adjusted Operating Margin (% of Sales)		GAAP and Adjusted Operating Margin (% of Sales)

GAAP operating income	$129,207	6.1%	$135,837	6.4%
Purchase accounting charges	1,350		1,161
Business realignment charges/(gains)	(355)		—
Distribution transformation charges	2,278		—
Supply chain optimization charges	5,793		3,247
Sale-leaseback gain	(7,588)		—
Goodwill impairment	19,967		20,581
Adjusted operating income	$150,652	7.1%	$160,826	7.6%

GAAP Diluted EPS (earnings per diluted share)	$2.47		$2.35
Purchase accounting charges, net of tax, per share	0.02		0.02
Distribution transformation charges, net of tax, per share	0.04		—
Supply chain optimization charges, net of tax, per share	0.17		0.07
Sale-leaseback gain, net of tax, per share	(0.14)		—
Goodwill impairment, net of tax, per share	0.48		0.48
Adjusted Diluted EPS (earnings per diluted share)	$3.04		$2.92

Adjusted Financial Measures
In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), this Proxy Statement also includes adjusted financial measures. Management uses these adjusted financial measures when assessing our ongoing performance. This Proxy Statement contains references to adjusted operating margin and Adjusted Diluted EPS (earnings per diluted share), each of which may exclude, as applicable, purchase accounting charges, business realignment charges or gains, distribution transformation charges, supply chain optimization charges, sale-leaseback gains, and goodwill impairment charges. The purchase accounting charges include the amortization of intangible assets and incremental expense upon the sale of inventory acquired at fair value. The business realignment charges in FY 2026 include a gain on sale of casegoods headquarters building and related fixed assets, the impairment of casegoods inventory held for sale, accelerated lease expense and other one time minimal costs associated with discontinuing a portion of this business. The distribution transformation charges in FY 2026 include accelerated lease expense, severance costs, and costs associated with exiting former distribution centers. The supply chain optimization charges in FY 2026 include severance costs, the write-down of inventory and the reclassification of accumulated foreign currency translation, all of which relate to the closure of our U.K. manufacturing operations. The supply chain optimization charges in FY 2025 include asset impairment costs and severance costs related to our U.K. wholesale businesses. Sale-leaseback gains in Fiscal 2026 are the result of the sale of the buildings and related fixed assets of four Retail stores. These adjusted financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such adjusted financial measures to the most directly comparable GAAP financial measures are set forth in the table above.
Management believes that presenting certain adjusted financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges and goodwill impairment charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges and goodwill impairment charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, distribution transformation charges, business realignment charges, and supply chain optimization charges are dependent on the timing, size, number and nature of the operations being opened or closed, consolidated, or centralized, and the charges may not be incurred on a predictable cycle. Management also excludes sale-leaseback transactions due to the infrequent nature of such transactions. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the above “Reconciliation of GAAP to Adjusted Financial Measures” table presents the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented.

2026 Proxy Statement	A-1

2026 ANNUAL MEETING
When:
August 25, 2026, at 9:30 a.m. (Eastern Daylight Time)
Proposals to Be Voted On:

Proposals			Board's Voting Recommendation

1	Elect the ten director nominees named in the Proxy Statement:		FOR each nominee
	•Erika L. Alexander •Matthew H. Baer •William C. Boor •Raza S. Haider •Janet E. Kerr	•Mark S. LaVigne •Michael T. Lawton •Rebecca L. O’Grady •Lauren B. Peters •Melinda D. Whittington
2	Ratify the selection of our independent registered public accounting firm for FY 2027		FOR
3	Approve, through a non-binding advisory vote, the compensation of our named executive officers		FOR
Vote:

Online www.proxyvote.com	By Phone 1-800-690-6903	By Mail Completing, dating, signing and returning your proxy card	In Person With proof of ownership and a valid photo ID

Where:
Wright Room, Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Detroit, Michigan

LA-Z-BOY INCORPORATED
INCORPORATED

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 24, 2026 for shares held directly and by 11:59 p.m. Eastern Time on August 20, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 24, 2026 for shares held directly and by 11:59 p.m. Eastern Time on August 20, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01874-P52444-Z92773

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LA-Z-BOY INCORPORATED

The Board of Directors recommends you vote "FOR" the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Erika L. Alexander
02) Matthew H. Baer
03) William C. Boor
04) Raza S. Haider
05) Janet E. Kerr
06) Mark S. LaVigne
07) Michael T. Lawton
08) Rebecca L. O'Grady
09) Lauren B. Peters
10) Melinda D. Whittington

The Board of Directors recommends you vote "FOR" proposals 2 and 3.

NOTE: In their discretion, the proxies are authorized to act upon such other business as may properly come before the meeting or any adjournment thereof.

When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

T01875-P52444-Z92773

LA-Z-BOY INCORPORATED
Annual Meeting of Shareholders
August 25, 2026 9:30 A.M. EDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark S. LaVigne and Melinda D. Whittington, and each of them, as proxies, each with power of substitution, to attend the Annual Meeting of Shareholders of La-Z-Boy Incorporated to be held at the Wright Room of the Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Detroit, Michigan, on August 25, 2026 at 9:30 A.M., Eastern Daylight Time, and any adjournment thereof, and thereat to vote all shares now or hereafter standing in the name of the undersigned.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all the director nominees listed in Proposal 1 and "FOR" Proposals 2 and 3.

Continued and to be signed on reverse side